UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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QUIDEL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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QUIDEL CORPORATION

10165 McKellar Court

San Diego, CA 92121

(858) 552-1100

April 5, 2013

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders, which will be held on Tuesday, May 14, 2013, at 8:30 a.m., local time, at the San Diego Marriot Del Mar, 11966 El Camino Real, San Diego, California, 92130. At the Annual Meeting, you will be asked to consider and vote upon: (i) the election of seven directors designated herein to the Board of Directors; (ii) the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm; (iii) advisory approval of the Company’s executive compensation as disclosed in these materials; and (iv) such other business as may properly be presented at the Annual Meeting or any adjournments or postponements thereof.

Enclosed are the Notice of the Annual Meeting, the Proxy Statement and accompanying proxy card, and a copy of our Annual Report to Stockholders.

To assure your representation at the Annual Meeting, you are urged to vote on, date, sign and return the enclosed proxy card for which a prepaid, return envelope is provided. Your prompt response is helpful and appreciated.

Our Board of Directors and officers look forward to seeing you at the Annual Meeting.

Sincerely yours,

/S/ DOUGLAS C. BRYANT
Douglas C. Bryant
President and Chief Executive Officer
QUIDEL CORPORATION

QUIDEL CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 14, 2013

To Our Stockholders:

The Annual Meeting of Stockholders of Quidel Corporation will be held on Tuesday, May 14, 2013, at 8:30 a.m., local time, at the San Diego Marriott Del Mar, 11966 El Camino Real, San Diego, California, 92130, for the following purposes:

1. To elect seven directors designated herein to serve on the Board of Directors to hold office until the 2014 Annual Meeting of Stockholders and until their successors are elected and qualified;

2. To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2013;

3. To obtain advisory approval of the Company’s executive compensation; and

4. To transact such other business as may properly be presented at the Annual Meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on March 20, 2013 are entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors of Quidel Corporation unanimously recommends that the stockholders vote FOR the seven nominees for the Board of Directors named in the accompanying Proxy Statement; FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm; and FOR the approval of the Company’s executive compensation.

All stockholders are cordially invited to attend the Annual Meeting. You are urged to sign, date and otherwise complete the enclosed proxy card and return it promptly in the enclosed envelope whether or not you plan to attend the Annual Meeting. If you attend the Annual Meeting and wish to do so, you may vote your shares in person even if you have signed and returned your proxy card.

By Order of the Board of Directors,

/S/ DOUGLAS C. BRYANT
Douglas C. Bryant
President and Chief Executive Officer

San Diego, California

April 5, 2013

QUIDEL CORPORATION

Principal Executive Offices

10165 McKellar Court

San Diego, California 92121

(858) 552-1100

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

MAY 14, 2013

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Quidel Corporation for use at the 2013 Annual Meeting of Stockholders to be held on Tuesday, May 14, 2013, at 8:30 a.m., local time, at the San Diego Marriott Del Mar, 11966 El Camino Real, San Diego, California, 92130, and at any and all adjournments and postponements of the Annual Meeting. This Proxy Statement and the accompanying proxy card will first be sent to stockholders on or about April 5, 2013.

We will pay the expenses in connection with this solicitation. Our employees may solicit proxies by mail, in person, by telephone, facsimile or other electronic means and will not receive any additional compensation for such solicitations. We will also pay brokers or other nominees for the expenses of forwarding soliciting material to beneficial owners.

RECORD DATE AND VOTING

The close of business on March 20, 2013 has been fixed as the record date (the “Record Date”) for determining the stockholders entitled to notice of and to vote at the Annual Meeting. On the Record Date, 33,901,032 shares of our voting common stock were outstanding. Each share of such common stock is entitled to one vote on any matter that may be presented for consideration and action by the stockholders at the Annual Meeting. A quorum is required to transact business at the Annual Meeting. The holders of a majority of the outstanding shares of common stock on the Record Date and entitled to be voted at the Annual Meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting and any adjournments and postponements thereof. Abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum for the transaction of business.

Where a stockholder has directed how his or her proxy is to be voted, it will be voted according to the stockholder’s directions. If your shares are held in a brokerage account or by another nominee, you are considered the “beneficial owner” of shares held in “street name,” and this proxy and the related materials are being forwarded to you by your broker or nominee (the “record holder”) along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder regarding how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If a proposal is routine, a broker or other entity holding shares for a beneficial owner in street name may vote on the proposal without voting instructions from the owner. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the beneficial owner has provided voting instructions. A “broker non-vote” occurs when the broker or other entity is unable to vote on a proposal because the proposal is non-routine and the beneficial owner does not provide instructions.

If you do not give instructions to your record holder prior to the Annual Meeting, the record holder will be entitled to vote your shares in its discretion only on Proposal 2 (Ratification of Selection of Independent Registered Public Accounting Firm) and will not be able to vote your shares on Proposal 1 (Election of Directors) or Proposal 3 (Advisory Vote on Executive Compensation), and your shares will be treated as a “broker non-vote” on those proposals. We are not aware of any other matters to be presented at the Annual

Meeting except for those described in this Proxy Statement. However, if any other matters not described in this Proxy Statement are properly presented at the Annual Meeting, the persons named as proxies will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, your shares may be voted by the persons named as proxies on the new meeting date as well, unless you have revoked your proxy instructions prior to that time.

With regard to the election of directors, votes may be cast in favor of a director nominee or withheld. Because directors are elected by plurality, broker non-votes will be entirely excluded from the vote and will have no effect on its outcome. If a quorum is present at the Annual Meeting, the nominees receiving the greatest number of votes (up to seven directors) will be elected. For Proposal 2 (Ratification of Selection of Independent Registered Public Accounting Firm), and Proposal 3 (Advisory Vote on Executive Compensation), the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is required for approval. With regard to these proposals, abstentions will be counted in tabulations of the votes cast on a proposal presented to stockholders and will have the same effect as a vote against the proposal, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved and accordingly will have no effect on the outcome of the vote on such proposal. Unless otherwise designated, each signed proxy submitted by a stockholder will be voted:

•	FOR each of the seven nominees named below for election as directors;

•

FOR ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2013; and

•	FOR the advisory approval of the Company’s executive compensation.

Any stockholder has the power to revoke his or her proxy at any time before it is voted at the Annual Meeting by submitting a written notice of revocation to the Secretary of the Company or by timely filing a duly executed proxy bearing a later date. The proxy will not be voted if the stockholder who executed it is present at the Annual Meeting and elects to vote in person the shares represented by the proxy. Attendance at the Annual Meeting will not by itself revoke a proxy.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees for Election

Our directors are elected at each annual meeting of stockholders. At the Annual Meeting, seven directors will be elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. The nominees receiving the greatest number of votes (up to seven directors) at the Annual Meeting will be elected. Our Board of Directors recommends that the stockholders vote FOR the seven nominees named below for the Board of Directors.

Each of the nominees set forth below for election as a director is an incumbent director. Each of the nominees has consented to serve as a director if elected. Unless authority to vote for any director nominee is withheld in a proxy, it is intended that each proxy will be voted FOR each of the nominees. If, before the Annual Meeting, any of the nominees for director should become unable to serve if elected, it is intended that shares represented by proxies will be voted for such substitute nominees, if any, as may be recommended by our existing Board of Directors, unless other directions are given in the proxies.

Name of Nominee	Age	Principal Occupation	Director Since
Thomas D. Brown	64	Retired Senior Vice President and President of the Diagnostics Division of Abbott Laboratories	2004

Douglas C. Bryant	55	President and Chief Executive Officer, Quidel Corporation	2009

Kenneth F. Buechler, Ph.D.	59	Founder and former President and Chief Scientific Officer of Biosite, Inc.	2007

Rod F. Dammeyer	72	President of CAC, L.L.C., a private company providing capital investment and management advisory services	2006

Mary Lake Polan, M.D., Ph.D., M.P.H.	69	Professor and Chair Emeritus, Department of Gynecology and Obstetrics, Stanford University School of Medicine	1993

Mark A. Pulido	60	Chairman of the Board, Quidel Corporation	2002

Jack W. Schuler	72	Co-founder, Crabtree Partners, LLC, a private investment company	2006

Biographical Information

THOMAS D. BROWN was appointed to our Board of Directors in December 2004. Prior to his retirement in 2002, Mr. Brown had a 28-year career in the healthcare industry where he held various sales, marketing and executive positions within Abbott Laboratories, a broad-based healthcare company. From 1998 to 2002, Mr. Brown was Senior Vice President and President of the Diagnostics Division. From 1993 to 1998, Mr. Brown was Corporate Vice President Worldwide Commercial Operations. From 1992 to 1993, Mr. Brown was Divisional Vice President Worldwide Commercial Operations. From 1987 to 1992, Mr. Brown was Divisional Vice President and General Manager, Western Hemisphere Commercial Operations. From 1986 to 1987, Mr. Brown was Divisional Vice President U.S. Sales and, from 1985 to 1986, was Director of Sales. Mr. Brown currently serves on the Board of Directors of Cepheid, a molecular diagnostics company, and Stericycle, Inc., a medical waste management and healthcare compliance services company. Mr. Brown also served on the Board of Directors of Ventana Medical Systems, Inc. until its acquisition in 2008. Mr. Brown holds a Bachelor of Arts degree from the State University of New York at Buffalo.

DOUGLAS C. BRYANT was appointed to our Board of Directors on February 2, 2009 and became our President and Chief Executive Officer on March 1, 2009. Prior to joining us, Mr. Bryant served as Executive Vice President and Chief Operating Officer at Luminex Corporation, managing its Bioscience Group, Luminex Molecular Diagnostics (Toronto), manufacturing, R&D, technical operations, and commercial operations. From 1983 to 2007, Mr. Bryant held various worldwide commercial operations positions with Abbott Laboratories including, among others: Vice President of Abbott Vascular for Asia/Japan, Vice President of Abbott Molecular Global Commercial Operations and Vice President of Abbott Diagnostics Global Commercial Operations. Earlier in his career with Abbott, Mr. Bryant was Vice President of Diagnostic Operations in Europe, the Middle East and Africa, and Vice President of Diagnostic Operations Asia Pacific. Mr. Bryant has about 30 years of industry experience in sales and marketing, product development, manufacturing and service and support in both the diagnostics and life sciences markets. Mr. Bryant holds a B.A. in Economics from the University of California at Davis.

KENNETH F. BUECHLER, Ph.D. was appointed to our Board of Directors in November 2007. Dr. Buechler was a founder of Biosite, Inc., a diagnostic products and antibody development company. Dr. Buechler served as a Director at Biosite from June 2003 through July 2007 and was President and Chief Scientific Officer of Biosite from October 2004 to July 2007. From March 2003 to October 2004, Dr. Buechler was Biosite’s Senior Vice President, Research and Development, and from April 2001 to March 2003, Dr. Buechler was Biosite’s Vice President, Research and Development. From January 1994 to April 2001, Dr. Buechler was Biosite’s Vice President, Research and was Director of Chemistry from April 1988 to January 1994. Before founding Biosite, Dr. Buechler was a Senior Scientist in the Diagnostics Research and Development Group at Hybritech Incorporated. Dr. Buechler received a B.S. in Chemistry and Ph.D. in Biochemistry from Indiana University. Dr. Buechler also serves on the Board of Directors of Sequenom Inc., Sotera Wireless Inc. and Astute Medical Inc.

ROD F. DAMMEYER was appointed to our Board of Directors in February 2006. Mr. Dammeyer is the Chairman of CAC, L.L.C., a private company providing capital investment and management advisory services, and is the retired Vice Chairman of Anixter International, where he served from 1985 until February 2001, and retired managing partner of corporate investments of Equity Group Investments, L.L.C., where he served from 1995 until June 2000. Mr. Dammeyer currently serves as a director of Stericycle, Inc., a medical waste management and healthcare compliance services company. Mr. Dammeyer has also served on the Board of Directors of Ventana Medical Systems, Inc. within the past five years. He also serves as a trustee of Van Kampen Investments, Inc. and as an independent trustee of various Invesco Van Kampen mutual funds. He received a B.S. degree in accounting from Kent State University.

MARY LAKE POLAN, M.D., Ph.D., M.P.H. has served on our Board of Directors since 1993. She is a Professor and Chair Emerita of the Department of Gynecology and Obstetrics at Stanford University School of Medicine where she served from 1990 to 2005. Dr. Polan received a Bachelor of Arts Degree from Connecticut College, a Ph.D. in Molecular Biophysics and Biochemistry and an M.D. from Yale University School of Medicine and her Masters in Public Health from the University of California, Berkeley. Dr. Polan remained at Yale New Haven Hospital for her residency in Obstetrics and Gynecology, followed by a Reproductive Endocrine Fellowship. Dr. Polan was on the faculty at Yale University until 1990, when she joined Stanford University. She is currently an Adjunct Professor in the Department of Obstetrics and Gynecology at Columbia University School of Medicine. Dr. Polan is a practicing clinical Reproductive Endocrinologist with a research interest in ovarian function and granulosa cell steroidogenesis. More recently, Dr. Polan’s interests have been in the interaction between the immune and endocrine systems: the role of monokines in reproductive events and gene expression in stress urinary incontinence as well as brain activation in human sexual function. Dr. Polan also served on the Board of Directors of Wyeth, a research-based global pharmaceutical and health care products company, until its acquisition in 2009.

MARK A. PULIDO was appointed to our Board of Directors in August 2002. Mr. Pulido has been Chairman of the Company’s Board of Directors since May 2004. Prior to his retirement in June 2002, Mr. Pulido served as the Chairman of the Board of BenefitPoint, Inc., an employee benefits technology company, where he also served as its President and Chief Executive Officer. From May 1996 to July 1999, Mr. Pulido was President and Chief Executive Officer of McKesson Corporation, a healthcare services and information technology company. Previously, Mr. Pulido served as President and Chief Executive Officer of Novartis Pharmaceuticals Corporation (formerly Sandoz Pharmaceuticals Corporation), a research-based pharmaceutical manufacturer, and RedLine Healthcare Corporation (previously owned by Novartis and now a subsidiary of McKesson Corp.), a medical surgical distribution company, during the period from January 1990 to April 1996. Mr. Pulido is currently an affiliated executive with Freeman Spogli, a private equity firm, and serves on the Board of Directors of BHC, an industrial products distribution company and MicroStar LLC, a leading provider of keg management services to the craft beer industry, both Freeman Spogli portfolio companies, and ABILITY Network Inc., a healthcare information technology company. Mr. Pulido holds a B.S. degree in Pharmacy from the University of Arizona, College of Pharmacy, and an M.S. degree in Pharmacy Administration from the University of Minnesota.

JACK W. SCHULER was appointed to our Board of Directors in February 2006. Mr. Schuler has been on the Board of Directors of Stericycle, Inc., a medical waste management and healthcare compliance services company, since March 1989 and currently serves as Lead Director. Mr. Schuler is also a co-founder of Crabtree Partners, LLC, a Chicago-based venture capital firm which was formed in 1995. Prior to 1990, Mr. Schuler held various executive positions at Abbott Laboratories, a broad-based healthcare company, from December 1972 through August 1989, most recently serving as President and Chief Operating Officer. Mr. Schuler also currently serves on the Board of Directors of Medtronic Inc., a medical technology company, and Accelerate Diagnostics, Inc., a medical diagnostics company. Mr. Schuler also served on the Board of Directors of Ventana Medical Systems, Inc. until its acquisition in February 2008. Mr. Schuler holds a B.S. in Mechanical Engineering from Tufts University and an M.B.A. from Stanford University.

Vote Required and Board Recommendation

The nominees for election as directors will be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NAMED NOMINEES IN PROPOSAL 1.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected the firm of Ernst & Young LLP, independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending December 31, 2013, and to perform other appropriate accounting and tax services. We are asking our stockholders to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for 2013. Although ratification is not required by our bylaws or otherwise, the Board of Directors is submitting the selection of Ernst & Young LLP to our stockholders as a matter of good corporate practice. If the stockholders do not ratify the appointment of Ernst & Young LLP, the selection of the Company’s independent registered public accounting firm will be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

One or more representatives of Ernst & Young LLP are expected to be at the Annual Meeting. They will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

Vote Required and Board Recommendation

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting is required to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for 2013.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

PROPOSAL 3

ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION

We are providing stockholders with an advisory (non-binding) vote on the compensation of our Named Executive Officers (commonly referred to as “say on pay”). Accordingly, you may vote on the following resolution at the 2013 annual meeting:

“Resolved, that the compensation paid to the Company’s Named Executive Officers, as disclosed in the “Compensation Discussion and Analysis,” the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement, is hereby approved.”

The advisory approval of the Company’s executive compensation is a non-binding vote on the compensation paid to the Company’s Named Executive Officers, as described pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis” section, compensation tables, and the narrative discussions, set forth in this Proxy Statement.

As described in detail under “Compensation Discussion and Analysis,” our compensation programs are designed to attract, motivate and retain highly qualified executive officers who are able to achieve corporate objectives and create stockholder value. The Compensation Committee believes the Company’s executive compensation programs reflect a strong pay-for-performance philosophy and are well aligned with our stockholders’ long-term interests. Stockholders are encouraged to read the “Compensation Discussion and Analysis” section, the accompanying compensation tables, and the related narrative discussion.

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to our Named Executive Officers and will not be binding on the Board of Directors or the Compensation Committee. However, the Compensation Committee will consider the outcome of the vote when making future executive compensation decisions.

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting is required to approve the advisory vote on executive compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU FOR “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

CORPORATE GOVERNANCE

Board Leadership Structure and Risk Oversight

The Board of Directors believes that separate individuals should hold the positions of Chairman of the Board and Chief Executive Officer, and that the Chairman should not be an employee of the Company. Under our corporate governance principles, the Chairman of the Board is responsible for coordinating Board activities, including the scheduling of meetings and executive sessions of the non-employee directors and the relevant agenda items in each case (in consultation with the Chief Executive Officer as appropriate). The Board of Directors believes this leadership structure enhances the Board’s oversight of and independence from our management and the ability of the Board to carry out its roles and responsibilities on behalf of our stockholders.

The Company takes a comprehensive approach to risk management. We believe risk can arise in every decision and action taken by the Company, whether strategic or operational. The Company, therefore, seeks to include risk management principles in all of its management processes and in the responsibilities of its employees at every level. Our comprehensive approach is reflected in the reporting processes by which our management provides timely and comprehensive information to the Board of Directors to support the Board’s role in oversight, approval and decision-making.

The Board of Directors closely monitors the information it receives from management and provides oversight and guidance to our management team concerning the assessment and management of risk. The Board approves the Company’s high level operating objectives, goals, strategies and policies to set the tone and direction for appropriate risk taking within the business. The Board and its committees then emphasize this tone and direction in its oversight of management’s implementation of the Company’s operating objectives, goals, strategies and policies.

Our senior executives provide the Board and its committees with regular updates about the Company’s strategies and objectives and the risks inherent within them at Board and committee meetings and in regular reports. Board and committee meetings also provide a venue for directors to discuss issues with management. The Board and committees call special meetings when necessary to address specific issues or take specific actions. In addition, our directors have access to Company management at all levels to discuss any matters of interest, including those related to risk. Those members of management most knowledgeable of the issues often attend Board meetings to provide additional insight into items being discussed, including risk exposures.

The Board of Directors has delegated oversight for matters involving certain specific areas of risk exposure to its three standing committees. Each committee generally reports to the Board of Directors at regularly scheduled Board meetings, and more frequently if appropriate, with respect to matters and risks for which that committee provides oversight. The specific responsibilities of each of our Board committees are more fully described below under the headings “Audit Committee,” “Compensation Committee” and “Nominating and Corporate Governance Committee.”

Board of Directors Meetings, Committees of the Board and Related Matters

The Board of Directors currently has a standing Audit, Nominating and Corporate Governance, and Compensation Committee. The Board of Directors held 11 meetings, excluding committee meetings, during the year ended December 31, 2012. All directors attended at least 75% of all meetings of the Board of Directors and its committees, if any, upon which the directors served during the year ended December 31, 2012.

Director Independence

Our Board of Directors has determined that each of our directors, with the exception of Mr. Bryant, is independent within the meaning of Nasdaq Marketplace Rule 5605(a)(2) as adopted by The Nasdaq Stock Market LLC (“Nasdaq”). Mr. Bryant who serves as our President and Chief Executive Officer is not considered to be “independent” because of his employment with us.

Audit Committee

The Audit Committee is responsible for assisting the Board of Directors in overseeing our accounting and financial reporting processes and the audits of our financial statements. In addition, the Audit Committee assists the Board of Directors in its oversight of our compliance with legal and regulatory requirements. Under the Audit Committee’s written charter, the specific duties of the Audit Committee include, among others: monitoring the integrity of our financial process and systems of internal controls regarding finance, accounting and legal compliance; selecting our independent registered public accounting firm; monitoring the independence and performance of our independent registered public accounting firm; and providing an avenue of communication among our independent registered public accounting firm, our management and our Board of Directors. The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to all of our employees and to our independent registered public accounting firm. The Audit Committee also has the ability to retain, at our expense and without further approval of the Board of Directors, special legal, accounting or other consultants or experts that it deems necessary in the performance of its duties.

The Audit Committee met eight times during 2012. The current members of the Audit Committee are Mr. Dammeyer (Chairman), Mr. Brown and Dr. Polan. The Audit Committee has been established in accordance with applicable Nasdaq and Securities and Exchange Commission rules and regulations, and our Board of Directors has determined that each of Mr. Dammeyer, Mr. Brown and Dr. Polan is independent within the meaning of Nasdaq Rule 5605(a)(2) as well as the enhanced independence standards contained in Nasdaq Rule 5605(c)(2)(A) and Rule 10A-3 under the Securities Exchange Act of 1934 that relate specifically to members of audit committees. Our Board of Directors has also determined that both Mr. Dammeyer and Mr. Brown qualify as “audit committee financial experts” within the meaning of the Securities and Exchange Commission’s rules and regulations. Information about Messrs. Dammeyer and Brown’s past business and educational experience is included below under the caption “Director Qualifications.”

Compensation Committee

The Compensation Committee is responsible for assisting the Board of Directors in discharging its responsibilities regarding the compensation of our employees and directors. Under the Compensation Committee’s written charter, the specific duties of the Compensation Committee include, among other matters: reviewing and approving (or recommending to the Board of Directors for approval) corporate goals and objectives relevant to executive compensation; evaluating our executive officers’ performance in light of such goals and objectives; determining (or recommending to the Board of Directors for determination) the compensation levels of our executive officers based on such evaluations; administering our incentive compensation plans, including our equity-based incentive plans; and making recommendations to our Board of Directors regarding our overall compensation structure, policies and programs. The Compensation Committee also has the ability to retain, at our expense and without further approval of the Board of Directors, compensation consultants and advisors that it deems necessary in the performance of its duties.

The Compensation Committee held two meetings during 2012. The members of the Compensation Committee currently include Mr. Brown (Chairman), Dr. Polan and Mr. Schuler, and our Board of Directors has determined that each of Mr. Brown, Dr. Polan and Mr. Schuler is independent within the meaning of Nasdaq Rule 5605(a)(2) as well as the enhanced independence standards contained in Nasdaq’s rules that relate specifically to compensation committees.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for assisting the Board of Directors in identifying qualified individuals to become Board members; recommending the composition of the Board of Directors and its committees; monitoring and assessing the effectiveness of the Board of Directors and its committees; and performing a leadership role in shaping and monitoring our Corporate Governance Guidelines.

Under the Nominating and Corporate Governance Committee’s written charter, the specific duties of the Nominating and Corporate Governance Committee include, among other matters: identifying, reviewing and recruiting candidates for the Board of Directors for election to the Board; reviewing director candidates recommended by our stockholders; monitoring the independence of current directors and nominees; recommending to the Board of Directors candidates for election or re-election to the Board at each annual meeting of stockholders; and overseeing the periodic evaluation of the Board, its committees and each of our incumbent directors.

The Nominating and Corporate Governance Committee held two meetings during 2012. The current members of the Nominating and Corporate Governance Committee are Mr. Schuler (Chairman), Dr. Buechler and Mr. Pulido. Our Board of Directors has determined that each of Mr. Schuler, Dr. Buechler and Mr. Pulido is independent within the meaning of Nasdaq Rule 5605(a)(2).

Meetings of Non-Management Directors

The non-management members of the Board of Directors regularly meet without any members of management present during regularly scheduled and periodic executive sessions of meetings of the Board of Directors as well as in committee meetings.

Director Nominations

The Nominating and Corporate Governance Committee regularly assesses the appropriate size of the Board of Directors and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating director candidates. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current directors, professional search firms, stockholders or other persons.

Once the Nominating and Corporate Governance Committee has identified a prospective nominee, the Nominating and Corporate Governance Committee will evaluate the prospective nominee in the context of the then-current composition of the Board of Directors and will consider a variety of other factors, including the prospective nominee’s business, technology and industry, finance and financial reporting experience, and other attributes that would be expected to contribute to an effective Board of Directors. The Nominating and Corporate Governance Committee seeks to identify nominees who possess a wide range of experience, skills, and areas of expertise, knowledge and business judgment. Nominees must have the attributes described below under the caption “Director Qualifications.”

Our Nominating and Corporate Governance Committee will consider stockholder nominations for directors. A stockholder may propose a person for consideration by the committee by submitting the individual’s name and qualifications, and other information described below under “Stockholder Proposals,” to our Corporate Secretary, Quidel Corporation, 10165 McKellar Court, San Diego, California 92121. The Nominating and Corporate Governance Committee will consider each stockholder-recommended candidate in the same manner and under the same criteria used to evaluate all other candidates. As described in our Corporate Governance Guidelines, in evaluating the suitability of individuals to serve as members of our Board of Directors, the Board of Directors and Nominating and Corporate Governance Committee consider a number of factors, including: experience at a policy-making level; strategic thinking; depth of understanding of the Company’s industry, including relevant technology, leadership and objectivity; and a general understanding of marketing, financing and other disciplines relevant to the success of a publicly-traded company and sound principles of corporate governance in today’s business environment. The Board of Directors and the Nominating and Corporate Governance Committee evaluate each individual in the context of Board functions as a whole and in light of the then-current needs of the Board at that point in time, with the objective of providing independent, diversified and effective representation of the interests of our stockholders.

In addition, stockholders who wish to nominate candidates for election to the Board of Directors at any annual meeting must follow the procedures set forth in our bylaws, including providing timely written notice, in proper form, of the intent to make such a nomination. To be timely, the notice must be received within the time frame discussed below in this Proxy Statement under the heading “Stockholder Proposals.” To be in proper form, the notice must, among other matters, include the information specified in our bylaws. These requirements are further described below under the heading “Stockholder Proposals” and are detailed in our bylaws.

Director Qualifications

Our Board of Directors should possess the highest personal and professional ethics, integrity, judgment and values, and be committed to representing the long-term interests of our stockholders. As described in our Corporate Governance Guidelines, our Board of Directors is particularly interested in maintaining a mix that includes the following attributes:

•	History of superior performance or accomplishments in professional undertakings;

•	Highest personal and professional ethics and values and sound principles of corporate governance in today’s business environment;

•

A depth of understanding of the Company’s industry, including relevant technology, leadership and objectivity and a general understanding of marketing, finance and other disciplines relevant to the success of a publicly-traded company;

•	Diversity of background and personal experience;

•	Fit of abilities and personality with those of current and potential directors in building a Board of Directors that is effective, collegial and responsive to the needs of our business; and

•	Independence and an absence of conflicting time commitments.

We believe our Board members represent a desirable mix of backgrounds, skills and experiences, and they all share the personal attributes of effective directors, which are described above. Below are some of the specific experiences and skills of our directors:

Thomas D. Brown. Mr. Brown has a strong record of operational success and extensive knowledge of the diagnostics industry and technology utilized by the Company through his various executive leadership positions at Abbott Laboratories. His background as an executive and service on the boards of other public companies qualifies Mr. Brown as an audit committee financial expert.

Douglas C. Bryant. Mr. Bryant is our President and Chief Executive Officer. Mr. Bryant has a background of strong executive experience in the diagnostics industry in the U.S. and internationally. He brings about 30 years of industry experience in sales and marketing, product development, manufacturing and service and support in the diagnostics and life sciences markets.

Kenneth F. Buechler, Ph.D. Dr. Buechler has extensive experience in the field of diagnostics as a scientist and through his founding of Biosite, Inc. He also has extensive executive leadership and governance experience through his service on the boards of other companies.

Rod F. Dammeyer. Mr. Dammeyer has a strong financial background as an executive and investment advisor. He is an audit committee financial expert as a result of his prior professional experience as a Certified Public Accountant and experience as an investment advisor and as a member and chairman of the audit committees of other U.S. public companies.

Mary Lake Polan, M.D., Ph.D., M.P.H. Dr. Polan is a prominent medical clinician, researcher, and academician. She has extensive experience in the area of women’s health which is an important area for us. As a medical doctor, Dr. Polan brings an important practicing physician perspective in evaluating and discussing the Company’s performance and strategic direction.

Mark A. Pulido. Mr. Pulido serves as our Chairman of the Board. Mr. Pulido has previously served as an executive in a variety of healthcare companies, including as CEO of McKesson Corporation, a large distribution partner of the Company. Mr. Pulido brings strong leadership to our Board, through his knowledge of commercial market channels and the distributor industry and his extensive executive experience and service on the boards of other companies.

Jack W. Schuler. Mr. Schuler has more than 40 years of experience as an executive, director and investor in the healthcare industry. Mr. Schuler has extensive knowledge of the diagnostics industry and technology utilized by the Company. He also has extensive executive leadership and governance experience through his service on the boards of other companies.

Communications with the Board of Directors

Our stockholders may communicate with our Board of Directors, a committee of our Board of Directors or an individual director by sending a letter addressed to the Board, a committee or a director c/o Corporate Secretary, Quidel Corporation, 10165 McKellar Court, San Diego, California 92121. All communications will be compiled by our Corporate Secretary and forwarded to the Board of Directors, the committee or the director accordingly.

Director Attendance at Annual Meetings

Our Board of Directors has adopted a policy that encourages our directors to attend our annual stockholder meetings. All but one of our then-current directors attended the 2012 annual meeting of stockholders.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all our officers, directors and employees. If we grant any waiver, including any implicit waiver, to our principal executive, financial or accounting officers (or persons performing similar functions), we will disclose the nature of such amendment or waiver on our website at www.quidel.com or in a report on Form 8-K in accordance with applicable rules and regulations.

Access to Corporate Governance Documentation and Other Information Available on Our Website

Our Code of Business Conduct and Ethics, the current charters for each of the Audit, Compensation and Nominating and Corporate Governance Committees and the Company’s Corporate Governance Guidelines are accessible via our website at www.quidel.com through the “Investor Relations” link under the heading “Corporate Governance.”

DIRECTOR COMPENSATION

The current compensation and benefit program for non-employee directors is designed to achieve the following goals: compensation should fairly pay directors for work required for a company of our size and scope; compensation should align directors’ interests with the long-term interests of our other stockholders; and the structure of the compensation should be simple, transparent and easy for stockholders to understand. The table below relating to non-employee directors’ compensation includes the following compensation elements:

Annual Cash Retainers

The Chairman of the Board of Directors currently receives an annual cash retainer of $83,600. Each of the other non-employee directors receives an annual cash retainer of $31,350.

The Chairman of our Audit Committee receives an additional annual cash retainer of $15,000. The Chairperson for each of the Board’s other standing committees receives an additional annual cash retainer of $7,500.

Board and Committee Meeting Attendance Fees

The non-employee directors receive $2,200 per Board meeting attended in person and $2,200 per committee meeting attended in person, but only if the committee meeting is not held on the same day as a Board meeting. Non-employee directors are also reimbursed for out-of-pocket expenses incurred in connection with attendance at Board and committee meetings. The non-employee directors do not receive a fee for attendance at telephonic Board or committee meetings.

Non-Employee Director Deferred Compensation Program

In December 2010, the Board of Directors adopted a non-employee director deferred compensation program that began in 2011. Participating directors may elect on a yearly basis (for the yearly period between the Company’s annual meetings of stockholders) to receive 50% or 100% of the cash value of his or her (i) annual retainer fee and (ii) compensation for services as a chairperson of any of the Board’s standing committees (collectively, the “Covered Fees”) in the form of fully vested, restricted stock units plus an additional premium on such percentage of the Covered Fees as additional restricted stock units, which are subject to a one-year vesting requirement (the “Premium RSUs”). The additional premium applicable to the Premium RSUs shall be determined based on the length of time of the deferral period (between the date of grant and the date the shares of common stock underlying the RSUs are selected to be issued) selected by the participating director as follows: (i) if one (1) year from the date of grant, a premium of 10% on the amount deferred of the Covered Fees, (ii) if two (2) years from the date of grant, a premium of 20% on the amount deferred of the Covered Fees, or (iii) if four (4) years from the date of grant, a premium of 30% on the amount deferred of the Covered Fees. The RSUs are granted under the Company’s 2010 Equity Incentive Plan (the “2010 Plan”) as of the date of the applicable annual meeting of stockholders, and the number of shares awarded as RSUs is calculated based on the closing price of the Company’s shares on the date of the applicable annual meeting.

The table below illustrates the amount deferred, deferral period and amount of Covered Fees RSUs and Premium RSUs granted to each non-employee director for 2012:

Name	Amount Deferred	Deferral Period	Covered Fees RSUs	Premium RSUs
Thomas D. Brown	100%	4 years	2,470	741
Kenneth F. Buechler, Ph.D.	50%	2 years	997	199
Rod F. Dammeyer	100%	2 years	2,947	589
Mary Lake Polan, M.D., Ph.D., M.P.H.	50%	4 years	997	299
Mark A. Pulido	—	—	—	—
Jack W. Schuler	100%	4 years	2,470	741

Periodic Equity Awards

The Board of Directors periodically assesses potential equity awards to non-employee directors in lieu of an annual automatic grant of stock options, as contemplated under the 2010 Plan. The Board of Directors suspended the automatic grants in May 2004 on an indefinite basis.

On May 5, 2012, the Board of Directors approved stock option and RSU grants on a 3:1 basis. The award is targeted to approximate a 50/50 valuation split between options and RSU grants. Accordingly, grants were made to each of the Company’s non-employee directors as follows: (i) a grant of 10,239 stock options and 3,413 RSUs to the Chairman of the Board (with a Black-Scholes value of approximately $6.68 per option as of the grant date and a fair value based on the closing price of our common stock per RSU on the date of grant) and (ii) a grant of 7,800 stock options and 2,600 RSUs to each of the Company’s other non-employee directors (with a Black-Scholes value of approximately $6.68 per option as of the grant date and a fair value based on the closing price of our common stock per RSU on the date of grant). The stock options and RSUs vest upon the earlier of (x) immediately prior to the annual meeting of the Company’s stockholders in 2013, or (y) the one-year anniversary of the grant date. The exercise price for the stock options was equal to the closing price of the Company’s common stock as of the grant date in accordance with the 2010 Plan. The options have a ten-year term.

Director Compensation Table

Name	Fees Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
Thomas D. Brown	8,800	91,376	52,104	152,280
Kenneth F. Buechler, Ph.D.	24,475	59,695	52,104	136,274
Rod F. Dammeyer	8,800	96,504	52,104	157,408
Mary Lake Polan, M.D., Ph.D., M.P.H.	24,475	61,253	52,104	137,832
Mark A. Pulido	92,400	53,686	68,397	214,483
Jack W. Schuler	8,800	91,376	52,104	152,280

(1)	This column reports the amount of cash compensation paid in 2012 for Board service.
(2)	This column represents the grant date fair value with respect to the RSUs granted in 2012, in accordance with ASC Topic 718. Fair value is calculated using the closing price of our common stock on the date of grant. At December 31, 2012, the aggregate number of restricted stock awards, including RSUs, held by each Director was: Mr. Brown 24,266; Dr. Buechler 14,821; Mr. Dammeyer 20,608; Dr. Polan 11,468; Mr. Pulido 10,441; and Mr. Schuler 22,978.
(3)	This column represents the grant date fair value with respect to the stock options granted to the directors in 2012. The fair value was estimated using the Black-Scholes option-pricing model in accordance with ASC Topic 718. The fair value per option granted in 2012 was $6.68 per option, based on assumptions of 5.57 years expected life, expected volatility of 0.46, a risk-free rate of 0.74% and zero dividend yield. At December 31, 2012, the aggregate number of option awards held by each Director was: Mr. Brown 67,536; Dr. Buechler 62,870; Mr. Dammeyer 76,867; Dr. Polan 67,536; Mr. Pulido 114,033; and Mr. Schuler 76,867.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of our common stock beneficially owned as of March 20, 2013 by (i) those known to be the beneficial owners of more than five percent (5%) of our outstanding common stock, (ii) each of the current directors and nominees for director, (iii) each of the Company’s Named Executive Officers (as included in the Summary Compensation Table herein) and (iv) all directors and Named Executive Officers as a group. On March 20, 2013, there were 33,901,032 shares of our common stock outstanding.

	Beneficial Ownership of Common Stock(1)(2)
Name	Number of Shares	Percent of Class
Beneficial Owners
Entities affiliated with Larry N. Feinberg(3)	3,276,557	9.7%
Oracle Associates LLC
200 Greenwich Avenue, 3rd Floor
Greenwich, Connecticut 06820
FMR LLC(4)	2,989,363	8.8%
Boston, Massachusetts 02109
Janus Capital Management LLC(5)	3,787,072	11.2%
151 Detroit Street
Denver, Colorado 80206
T. Rowe Price Associates, Inc.(6)	2,660,180	7.8%
100 E. Pratt Street
Baltimore, Maryland 21202
Directors and Nominees for Director
Thomas D. Brown(7)	108,230	*
Douglas C. Bryant(8)	1,210,554	3.5%
Kenneth F. Buechler, Ph.D.(9)	80,291	*
Rod F. Dammeyer(10)	151,713	*
Mary Lake Polan, M.D., Ph.D., M.P.H.(11)	103,534	*
Mark A. Pulido(12)	142,817	*
Jack W. Schuler(13)	5,353,918	15.7%
Named Executive Officers
Robert J. Bujarski, J.D.(14)	187,508	*
Timothy T. Stenzel, M.D., Ph.D.(15)	63,204	*
Randall J. Steward	—	—
John D. Tamerius, Ph.D.(16)	225,920	*
All directors and executive officers as a group (11 persons)(17)	7,627,689	21.3%

*	Less than one percent
(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Unless otherwise noted, and subject to applicable community property laws, each executive officer and director has sole voting and dispositive power with respect to the shares indicated. The address for our directors and executive officers is c/o Quidel Corporation, 10165 McKellar Court, San Diego, CA 92121.
(2)	Shares of common stock subject to options exercisable on or within 60 days of March 20, 2013 are deemed outstanding for computing the number of shares and the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.
(3)

Based on information reported in Amendment No. 10 to Schedule 13G filed with the Securities and Exchange Commission on February 12, 2013 by Larry N. Feinberg, Oracle Partners, L.P., Oracle Associates, LLC, Oracle Investment Management, Inc., Oracle Institutional Partners, LP, Oracle Offshore

Limited, Oracle Ten Fund Master, LP, Oracle Investment Management, Inc. Employee’s Retirement Plan, and the Feinberg Family Foundation in which Mr. Feinberg reported aggregate beneficial ownership of 3,276,557 shares of common stock with respect to which he has sole voting and dispositive power of 50,000 shares and shared voting and dispositive power of 3,226,557 shares as of December 31, 2012.
(4)	Based on information reported in Amendment No. 6 to Schedule 13G filed with the Securities and Exchange Commission on February 14, 2013. Pursuant to the instructions in item 7 of Schedule 13G, Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 2,989,363 shares of common stock as a result of acting as investment adviser to various investment companies as of December 31, 2012.
(5)	Based on information reported in Amendment No. 1 to Schedule 13G filed with the Securities and Exchange Commission on February 14, 2013 by Janus Capital Management LLC (“Janus Capital”), an investment adviser as well as a parent holding company, and on behalf of INTECH Investment Management, a registered investment adviser in which Janus Capital has a direct ownership stake of 95.67%; Perkins Investment Management LLC, a registered investment adviser, in which Janus Capital has a direct ownership stake of 77.8%. Janus Capital reported beneficial ownership of 3,787,072 shares of common stock with respect to which Janus Capital has sole voting and dispositive power of 3,786,972 shares and shared voting and dispositive power of 100 shares as of December 31, 2012.
(6)	Based on information reported in Amendment No. 10 to Schedule 13G filed with the Securities and Exchange Commission on February 8, 2013 by T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Value Fund, Inc. (collectively, “Price Associates”), which T. Rowe Price Associates, Inc. reported beneficial ownership of 2,660,180 shares of common stock with respect to which T. Rowe Price Associates, Inc. has sole voting power of 489,480 shares and sole dispositive power of 2,660,180 shares as of December 31, 2012. T. Rowe Price Small-Cap Value Fund, Inc. reported sole voting power of 2,157,600 of such shares and no dispositive power as of December 31, 2012. T. Rowe Price Associates, Inc. serves as an investment adviser with power to direct investments and/or sole power to vote the securities owned by T. Rowe Price Small-Cap Value Fund, Inc. For the purposes of the reporting requirements of the Securities Exchange act of 1934, T. Rowe Price Associates, Inc. is deemed to be a beneficial owner of such securities; however, T. Rowe Price Associates, Inc. expressly disclaims that it is, in fact, the beneficial owner of such securities.
(7)	Includes 67,536 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 20, 2013 and 2,600 shares of common stock underlying an equal number of restricted stock units issuable upon vesting on or within 60 days of March 20, 2013. Also includes 21,666 shares of common stock underlying an equal number of fully vested restricted stock units for which the individual has no voting or dispositive power over such shares.
(8)	Includes 989,764 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 20, 2013, 6,442 restricted shares for which the individual has voting rights, but does not have dispositive power over such shares and 32,594 shares of common stock underlying an equal number of fully vested restricted stock units for which the individual has no voting or dispositive power over such shares.
(9)	Includes 62,870 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 20, 2013 and 2,600 shares of common stock underlying an equal number of restricted stock units issuable upon vesting on or within 60 days of March 20, 2013. Also includes 12,221 shares of common stock underlying an equal number of fully vested restricted stock units for which the individual has no voting or dispositive power over such shares.
(10)	Includes 76,867 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 20, 2013 and 2,600 shares of common stock underlying an equal number of restricted stock units issuable upon vesting on or within 60 days of March 20, 2013. Also includes 18,008 shares of common stock underlying an equal number of fully vested restricted stock units for which the individual has no voting or dispositive power over such shares. The Dammeyer Family Trust holds 54,238 shares of common stock. Mr. Dammeyer disclaims beneficial ownership of the shares held by the trust.

(11)	Includes 67,536 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 20, 2013 and 2,600 shares of common stock underlying an equal number of restricted stock units issuable upon vesting on or within 60 days of March 20, 2013. Also includes 8,868 shares of common stock underlying an equal number of fully vested restricted stock units for which the individual has no voting or dispositive power over such shares. Also includes 7,000 shares owned by an adult son who resides with Dr. Polan; Dr. Polan disclaims beneficial ownership of these shares.
(12)	Includes 114,033 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 20, 2013 and 3,413 shares of common stock underlying an equal number of restricted stock units issuable upon vesting on or within 60 days of March 20, 2013. Also includes 7,028 shares of common stock underlying an equal number of fully vested restricted stock units for which the individual has no voting or dispositive power over such shares.
(13)	Includes 1,190,177 shares that are held indirectly by the Schuler Family Foundation, 683,843 shares that are held indirectly by three family trusts of his adult children and 65,000 shares held indirectly by Mr. Schuler’s spouse. Mr. Schuler disclaims beneficial ownership of the 1,190,177 shares held indirectly by the Schuler Family Foundation, the 683,843 shares that are held indirectly by three family trusts of his adult children and the 65,000 shares held by his spouse, except to the extent of his pecuniary interest in such shares, if any. Also includes 76,867 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 20, 2013 and 2,600 shares of common stock underlying an equal number of restricted stock units issuable upon vesting on or within 60 days of March 20, 2013. Also includes 20,378 shares of common stock underlying an equal number of fully vested restricted stock units for which Mr. Schuler has no voting or dispositive power over such shares.
(14)	Includes 136,498 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 20, 2013, 2,356 restricted shares for which the individual has sole voting rights but does not have dispositive power over such shares and 6,140 shares of common stock underlying an equal number of fully vested restricted stock units for which the individual has no voting or dispositive power over such shares.
(15)	Includes 46,534 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 20, 2013 and 12,649 restricted shares for which the individual has sole voting rights but does not have dispositive power over such shares.
(16)	Includes 164,720 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 20, 2013, 2,152 restricted shares for which the individual has sole voting rights but does not have dispositive power over such shares and 3,774 shares of common stock underlying an equal number of fully vested restricted stock units for which the individual has no voting or dispositive power over such shares.
(17)	All directors and executive officers as a group, including 1,803,225 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 20, 2013, 23,599 restricted shares for which the individual has voting rights, but does not have dispositive power over such shares, and an aggregate of 147,090 shares of common stock underlying an equal number of restricted stock units issuable upon vesting on or within 60 days of March 20, 2013 and shares of common stock underlying an equal number of fully vested restricted stock units for which the individual has no voting or dispositive power over such shares.

With the exception of information relating to stock options, restricted stock and restricted stock units we issued, all information with respect to beneficial ownership of shares of common stock referred to in this section is based on filings made by the respective beneficial owners with the Securities and Exchange Commission or information the beneficial owners provided to us.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The core objectives of our executive compensation program are to (1) support our mission, values and corporate strategies by adopting a “pay for performance” philosophy that provides incentives to our executive officers and employees for support of these core principles; (2) align the interests of management with those of our other stockholders; and (3) attract, retain and motivate high quality executives. Towards these objectives, our compensation program is designed with the following principles:

•

Provide an opportunity for the Company to communicate to our executive officers and employees our performance expectations and priorities directly through the selection of performance measures on which compensation is based, and calibrate payouts with achievement of those performance measures;

•	Align pay such that management shares in value created from their efforts, and the Company’s compensation expense is correlated to its profitability and stockholder returns;

•	Balance rewards appropriately between efforts and results;

•	Offer a competitive total compensation opportunity; and

•	Have a significant portion of total compensation paid to our executive officers in equity and dependent upon the achievement of performance goals of the Company.

Our compensation program focuses on both short and long-term results and is composed of three key elements: (1) base salaries, which reflect individual performance and responsibilities, (2) annual cash incentive opportunities, which are a function of the performance of the Company, and (3) longer-term stock-based incentive opportunities under our equity incentive plans, generally in the form of stock options or restricted stock or unit grants, which link the interests of senior management with our other stockholders. Each of our compensation elements is designed to simultaneously fulfill one or more of our core objectives.

When setting compensation for fiscal 2013 and in determining compensation policies, the Compensation Committee took into account the results of the shareholder advisory votes on executive compensation that took place in May 2012. In that vote, which was advisory and not binding, our shareholders approved the compensation of our Named Executive Officers as disclosed in the Proxy Statement for the 2012 Annual Meeting of Shareholders; approximately 93.5% of votes cast approved of the compensation of our Named Executive Officers. The Compensation Committee considered the results of the advisory vote and continued to apply the same general compensation principles and philosophy, while making some adjustments. We currently hold annual advisory votes on executive compensation; the next vote will take place at our next annual meeting of stockholders.

Administration

The Compensation Committee of the Board of Directors administers the Company’s executive compensation programs and approves (or recommends to the Board of Directors for approval) salaries of all officers, including those of the executive officers named in the Summary Compensation Table. The Compensation Committee is responsible for reporting to the Board of Directors and administering all other elements of executive compensation, including annual cash incentive and equity awards.

Compensation Plan Design and Key Elements Used to Achieve Compensation Objectives

The cash components of salary and annual incentive bonus are targeted to be moderate, yet competitive in relation to salaries and annual incentive bonuses paid to officers in similar positions in comparable companies.

Our 2011 long-term equity incentive program for our Named Executive Officers included incentive stock-based awards in the form of both non-qualified stock options and performance-based restricted stock units. The vesting for the non-qualified stock option awards is over a four-year period with 50% vesting on the second anniversary of the grant date and the remainder vesting 25% annually thereafter. The stock options have an exercise price equal to the closing price of the Company’s common stock on the date of grant. The restricted stock units have cliff vesting at the end of three years, and vesting is dependent on meeting specific EPS goals at the end of the three year term.

Our 2012 long-term equity incentive program for our Named Executive Officers includes incentive stock-based awards in the form of both non-qualified stock options and performance-based restricted stock units. The vesting for the non-qualified stock option awards is over a four-year period with 50% vesting on the second anniversary of the grant date and the remainder vesting 25% annually thereafter. The stock options have an exercise price equal to the closing price of the Company’s common stock on the date of grant. The restricted stock units have cliff vesting at the end of three years, and vesting is dependent on meeting specific EPS goals at the end of the three year term.

Our 2013 long-term equity incentive program for our Named Executive Officers includes incentive stock-based awards in the form of both non-qualified stock options and time-based restricted stock units. The vesting for both the non-qualified stock option awards and the restricted stock units is over a four-year period with 50% vesting on the second anniversary of the grant date and the remainder vesting 25% annually thereafter. The stock options have an exercise price equal to the closing price of the Company’s common stock on the date of grant. With the 2013 equity incentive awards, the Compensation Committee determined to award time-based restricted stock units for 2013, because the overall mix of the 2013 equity incentive awards were more heavily weighted toward stock options with 90% of the value of such awards being provided in the form of non-qualified stock options, which the Committee believes are inherently performance-based and consistent with the Company’s philosophy.

The Compensation Committee engaged Frederick W. Cook & Co, a third party compensation consultant in mid-2010. Frederick W. Cook & Co. assisted in structuring and reviewing the Company’s compensation programs for 2011, including competitiveness of base salaries, short-term cash incentives, and both short-term and long-term equity incentive programs. For 2012 and 2013, our executive compensation program design takes into account the analysis and direction provided by the Frederick W. Cook & Co. 2010 analysis, as well as market data from a variety of sources, including the annual Radford Global Life Sciences Survey and a comparative group of publicly-traded companies. The Radford Global Life Sciences Survey provides data from participating companies with respect to their compensation practices in numerous areas and with respect to various positions, including senior management positions. We use these data sources in reviewing and assessing our executive compensation policies. The companies in the public company peer group were selected based on various factors, including industry, market capitalization and revenues. The companies in the peer group for 2012 were:

Abaxis, Inc.	Luminex Corporation

Immucor, Inc.	Meridian Bioscience Inc.

Cepheid	Merit Medical Systems, Inc.

IRIS International	Myriad Genetics, Inc.

Conceptus	Natus Medical

Genomic Health, Inc.	Orasure Technologies, Inc.

Our Compensation Committee utilizes management (and from time to time independent compensation consultants) to gather such market data and provide appropriate analyses. The Compensation Committee does not have a philosophy of setting compensation based on specific formulaic benchmarking comparisons.

Base Salary

Base salaries are reviewed annually and are targeted to be moderate, yet competitive in relation to salaries paid to officers in similar positions in comparable companies. With the exception of the Chief Executive Officer, whose performance is reviewed directly by the Board of Directors, performance of all other executive officers is reviewed annually by the Chief Executive Officer in consultation with the Compensation Committee (and/or the Board of Directors).

In 2012, in connection with the setting of the base salary of our executive officers, the Compensation Committee considered peer group analysis and also examined survey data for executives with similar responsibilities in comparable companies in the medical device/diagnostics and biotechnology industries, using the 2011 Radford Global Life Sciences Survey, for companies between 150 and 500 employees. The base salaries of each of our executive officers were set taking into account comparable data for salaries relevant for their positions, and then modified to further take into account our executive officers’ experience and skills.

Annual Cash Incentive Awards

Our annual cash incentive program provides the potential for receipt of competitive levels of annual incentive cash compensation and is designed to reward senior management for their contributions to annual corporate objectives. Under our annual cash incentive program, each participating officer is entitled to receive a cash bonus based on achievement of certain corporate goals in the particular fiscal year. Goals and payouts are calibrated to strike the appropriate balance between being reasonably achievable, and thereby motivating executives, while targeting improved performance. The balance is intended to ensure that the Company receives an appropriate return on its annual incentive investment. The corporate performance goals are selected to require sustained performance and results from senior management that are not easily achievable without extra effort from each individual. Each eligible executive’s potential annual award under the annual cash incentive program is expressed as a percentage of base salary earned by the individual during the fiscal year.

Under our traditional annual cash incentive compensation program, the target bonus for our Chief Executive Officer is 80% of salary, for all participating Senior Vice Presidents, 40% of salary, and for all participating Vice Presidents, 30% of salary.

In January 2012, the Compensation Committee approved the 2012 Leadership Incentive Compensation Plan (the “2012 Cash Incentive Plan”). For 2012, the Compensation Committee determined it was appropriate to continue to provide a broader array of incentive targets rather than simply revenue and EBITDA goals, recognizing that fluctuations in the severity of an influenza season affects the Company’s results, yet the severity of an influenza season is otherwise outside the control of our executive officers and management. Moreover, the 2012 Cash Incentive Plan was designed to encourage improved performance in objectives not related to the intensity of any given flu season and by doing so, is designed to improve long-term performance and results for the Company and its stockholders.

The 2012 Cash Incentive Plan consisted of the following four components: (1) revenue performance on core products; (2) revenue performance on new products; (3) earnings-per-share (“EPS”); and (4) defined corporate or individual impact goals. Each component of the 2012 Cash Incentive Plan included targets at minimum, plan/target, and maximum payout. The minimum targets served as the threshold upon which the incentive pool would begin to fund for that component. Achievement of the components at plan/target earn the target cash incentive opportunity. Payouts are calculated along a linear continuum from minimum to plan/target and from plan/target to maximum with the maximum target serving as the point at which the management team earns the highest possible cash incentive opportunity. The minimum target must be met in order for a portion of the bonus to be paid relative to any one of the four components and each component will be measured separately. The Compensation Committee could adjust the targets to take into account variability in severity of the influenza season (so that management was neither enriched nor penalized for factors outside their control). In addition, the number of shares outstanding upon the adoption of the 2012 Cash Incentive Plan was used for calculating EPS so that, consistent with prior years, changes in the number of shares outstanding did not affect the EPS metric used to calculate that component. The Compensation Committee also retained the right to exercise discretion to award bonuses at the amount funded by the formula provided under the 2012 Cash Incentive Plan.

The following table represents the threshold, target and maximum bonus for each of the Company’s Named Executive Officers as a percent of such employee’s annual base salary for the 2012 Cash Incentive Plan:

Executive Officer	Threshold	Target	Maximum
Douglas C. Bryant	0%	80%	120%
President and CEO

Randall J. Steward	0%	40%	60%
Chief Financial Officer

Robert J. Bujarski	0%	40%	60%
SVP, Business Development and General Counsel

Timothy Stenzel, M.D./Ph.D.	0%	40%	60%
Chief Scientific Officer

John D. Tamerius, Ph.D.	0%	40%	60%
SVP, Clinical/Regulatory

Bonus payouts to our executive officers for 2012 were based seventy (70%) percent on achievement of revenue performance and EPS goals and thirty (30%) percent on corporate impact goals.

In February 2013, the Compensation Committee approved payout, effective March 1, 2013, to executive officers under the 2012 Cash Incentive Plan for achievement of revenue performance and EPS goals and corporate impact goals at 61% of target. Achievement of the revenue performance and EPS goals was at 43% of a possible 70% and achievement of the corporate impact goals was at 18% of a possible 30%. The bonuses earned by Messrs. Bryant, Steward, Bujarski, Stenzel and Tamerius were $242,292, $73,932, $78,279, $75,251 and $70,803, respectively.

Similar to the 2012 Cash Incentive Plan, the 2013 Leadership Incentive Compensation Plan (the “2013 Cash Incentive Plan”) consists of the following four components: (1) revenue performance on core products; (2) revenue performance on new products; (3) earnings-per-share (“EPS”); and (4) defined corporate or individual impact goals. Each component of the 2013 Cash Incentive Plan includes targets at minimum, plan/target, and maximum payout. The minimum targets serve as the threshold upon which the incentive pool will begin to fund for that component. Achievement of the components at plan/target will earn the target cash incentive opportunity. Payouts will be calculated along a linear continuum from minimum to plan/target and from plan/target to maximum with the maximum target serving as the point at which the management team will earn the highest possible cash incentive opportunity. The minimum target must be met in order for a portion of the bonus to be paid relative to any one of the four components and each component will be measured separately. The Compensation Committee may adjust the targets to take into account acquisitions and the variability in severity of the influenza season (so that management is neither enriched nor penalized for factors outside management’s control). In addition, the number of shares outstanding upon the adoption of the 2013 Cash Incentive Plan will be used for calculating EPS so that changes in the number of shares outstanding do not affect the EPS metric used to calculate that component. The Compensation Committee also retains the right to exercise discretion to award bonuses at the amount funded by the formula provided under the 2013 Cash Incentive Plan.

The following table represents the threshold, target and maximum bonus for each of the Company’s Named Executive Officers as a percent of such employee’s annual base salary for the 2013 Cash Incentive Plan:

Executive Officer	Threshold	Target	Maximum
Douglas C. Bryant	0%	80%	120%
President and CEO

Randall J. Steward	0%	40%	60%
Chief Financial Officer

Robert J. Bujarski	0%	40%	60%
SVP, Business Development and General Counsel

Timothy Stenzel, M.D./Ph.D.	0%	40%	60%
Chief Scientific Officer

John D. Tamerius, Ph.D.	0%	40%	60%
SVP, Clinical/Regulatory

Bonus payouts to our executive officers for the 2013 Cash Incentive Plan will also be based seventy (70%) percent on achievement of revenue performance and EPS goals and thirty (30%) percent on corporate impact goals.

Each of the above officers was also eligible to elect to participate in the Company’s 2012 Employee Deferred Bonus Compensation Program (the “Deferred Program”) with respect to any payments received under the 2012 Cash Incentive Plan. Electing officers could elect to receive 50% or 100% of the cash value of his 2012 cash bonus (the “Covered Bonus”) (payable (if applicable) per the terms and conditions of the 2012 Cash Incentive Plan) in the form of fully vested, restricted stock units (the “Converted RSUs”) plus an additional premium on such percentage of the Covered Bonus as additional restricted stock units, which are subject to a one-year vesting requirement (the “Premium RSUs”). The additional premium applicable to the Premium RSUs will be determined based on the length of time of the deferral period (between the date of grant and the date the shares of common stock underlying the Converted RSUs are selected to be issued) selected by the participating employee as follows: (i) if one (1) year from the date of grant, a premium of 10% on the amount deferred of the Covered Bonus, (ii) if two (2) years from the date of grant, a premium of 20% on the amount deferred of the Covered Bonus, or (iii) if four (4) years from the date of grant, a premium of 30% on the amount deferred of the Covered Bonus.

Elections for the 2012 Deferred Program, which are now irrevocable, were made by the following executive officers:

Executive Officer	Amount Deferred	Deferral Period
Douglas C. Bryant	50%	4 years
President and CEO

Randall J. Steward	0%	N/A
Chief Financial Officer

Robert J. Bujarski	50%	4 years
SVP, Business Development and General Counsel

Timothy Stenzel, M.D./Ph.D.	0%	N/A
Chief Scientific Officer

John D. Tamerius, Ph.D.	0%	N/A
SVP, Clinical/Regulatory

The Converted RSUs will be fully vested on the grant date. The Premium RSUs will be fully vested on the first anniversary of the grant date. Subject to the terms and conditions in the grant award agreement, the issuance of the shares of common stock underlying Converted RSUs will be issued as soon as administratively practicable after the earliest of: (1) the end of the deferral period selected by the participating employee, (2) the participating employee’s separation from service to the Company, and (3) a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company (a “Change in Control”). The shares of common stock underlying the Premium RSUs will have the same applicable issuance periods as outlined in the foregoing sentence for Converted RSUs with acceleration of the one-year vesting requirement in connection with a Change in Control, provided, however, that if a participating employee’s service is terminated for any reason (outside of a Change in Control) prior to the one-year vesting requirement, the Premium RSUs shall be forfeited and cancelled as of the date of such termination of service.

Each of the above officers was also eligible to elect to participate in a similar Deferred Bonus Compensation Program for 2013 (the “2013 Deferred Program”) with respect to any payments received under the 2013 Cash Incentive Plan.

Elections for the 2013 Deferred Program, which are now irrevocable, were made by the following executive officers:

Executive Officer	Amount Deferred	Deferral Period
Douglas C. Bryant	50%	4 years
President and CEO

Randall J. Steward	50%	2 years
Chief Financial Officer

Robert J. Bujarski	50%	4 years
SVP, Business Development and General Counsel

Timothy Stenzel, M.D./Ph.D.	0%	N/A
Chief Scientific Officer

John D. Tamerius, Ph.D.	50%	2 years
SVP, Clinical/Regulatory

Longer-Term Equity Incentive Awards

Longer-term equity-based incentive awards in the form of stock options and/or restricted stock are intended to align the interests of management with those of the Company’s other stockholders and promote retention of our executives by using continued service as a requirement to receive the value of the awards. The number of stock options and/or shares of restricted stock granted is related to the individual’s level of responsibility and allows executives to share in the value they help create. Generally, the Compensation Committee does not consider an executive’s stock holdings or outstanding equity awards in determining the number of equity awards to be granted. The Compensation Committee believes that the Company’s executive officers should be fairly compensated each year relative to market pay levels of the Company’s peer group. The Compensation Committee views longer-term equity incentives as a primary compensation means for retaining executives.

Our 2012 long-term equity incentive program for our Named Executive Officers includes incentive stock-based awards in the form of both non-qualified stock options and performance-based restricted stock units. The vesting for the non-qualified stock option awards is over a four-year period with 50% vesting on the second anniversary of the grant date and the remainder vesting 25% annually thereafter. The stock options have an exercise price equal to the closing price of the Company’s common stock on the date of grant. The restricted stock units have cliff vesting at the end of three years, and vesting is dependent on meeting specific EPS goals in fiscal year 2014. In addition, in the event that the Company achieves certain elevated performance metrics prior to the end of the three year vesting period (defined by the Compensation Committee with pre-determined elevated EPS targets in either 2012 or 2013), the performance-based restricted stock units will be deemed to have met the performance requirements and will convert to time-based vesting for the remainder of the three year term.

Our 2013 long-term equity incentive program for our Named Executive Officers includes incentive stock-based awards in the form of both non-qualified stock options and time-based restricted stock units. The vesting for both the non-qualified stock option awards and the restricted stock units is over a four-year period with 50% vesting on the second anniversary of the grant date and the remainder vesting 25% annually thereafter. The stock options have an exercise price equal to the closing price of the Company’s common stock on the date of grant. With the 2013 equity incentive awards, the Compensation Committee determined to award time-based restricted stock units for 2013, because the overall mix of the 2013 equity incentive awards was more heavily weighted toward stock options with 90% of the value of such awards being provided in the form of non-qualified stock options, which the Committee believes are inherently performance-based and consistent with the Company’s philosophy.

In 2012, Messrs. Bryant, Steward, Bujarski, Stenzel and Tamerius were awarded non-qualified stock options and shares of performance based restricted stock units as follows:

Executive Officer	Dollar Value of Aggregate Award	Number of Options/Performance Based Restricted Stock Units (RSUs)
Douglas C. Bryant	$867,892	5,618 RSUs
President and CEO		120,393 Options

Randall Steward	$224,369	1,452 RSUs
Chief Financial Officer		31,125 Options

Robert J. Bujarski	$303,050	1,962 RSUs
SVP, Business Development and General Counsel		42,038 Options

Timothy Stenzel, M.D./Ph.D.	$303,050	1,962 RSUs
Chief Scientific Officer		42,038 Options

John D. Tamerius, Ph.D.	$252,538	1,635 RSUs
SVP, Clinical/Regulatory		35,031 Options

Equity Ownership Guidelines

To further align the interests of our directors and executives with those of our other stockholders, the Board of Directors adopted share ownership guidelines in 2004. Under these guidelines, each non-employee director, the Chief Executive Officer, each Senior Vice President and each Vice President is required to retain and hold 50% of the shares acquired under any equity incentive award granted on or after March 19, 2004 (after subtracting shares sold to pay for option exercise costs, and relevant federal and state taxes which are assumed to be at the highest marginal tax rates). In addition, the foregoing share retention rule applies unless such director or officer beneficially owns shares with a value at or in excess of the following share ownership guidelines:

•	Chief Executive Officer — 3 times then-current annual base salary,

•	Senior Vice Presidents — 2 times then-current annual base salary,

•	Vice Presidents — 1 times then-current annual base salary, and

•	Non-employee directors — 2 times then-current annual cash retainer.

The value of an individual’s shares for purposes of the share ownership guidelines is deemed to be the greater of the then-current fair market value of the stock, or the individual’s cost basis in the stock. Shares counted in calculating the share ownership guidelines include shares beneficially owned outright, whether from open market purchases, purchases through the 1983 Employee Stock Purchase Plan, shares retained after option exercises, and shares of restricted stock that have no further restrictions remaining. In addition, in the case of vested, unexercised, in-the-money stock options, the in-the-money value of the stock options will be included in the share ownership guidelines calculation. Directors, the Chief Executive Officer, Senior Vice Presidents and Vice Presidents have five years from their election, hire or promotion to satisfy the share ownership guidelines.

Employment and Severance Agreements

We have entered into change of control agreements with each of our executive officers in order to foster their objectivity in making decisions with respect to any pending or threatened change in control transaction and to alleviate certain risks and uncertainties with regard to our executive officers’ financial and professional security that might be created by a pending or threatened change in control transaction. The details of the change in control agreements and any employment or severance arrangements entered into with our executive officers are provided under “Employment, Change in Control and Severance Arrangements” below in this Proxy Statement.

Tax Deductibility of Compensation

The Compensation Committee attempts to structure the compensation program to achieve deductibility under Section 162(m) of the Code, unless the benefit of such deductibility is outweighed by the need for flexibility or the attainment of other corporate objectives. The Compensation Committee will continue to monitor issues concerning the deductibility of executive compensation and will take appropriate action if and when it is warranted. Since corporate objectives may not always be consistent with the requirements for full deductibility, the Compensation Committee is prepared, if it deems appropriate, to enter into compensation arrangements under which payments may not be deductible under Section 162(m) of the Code. Thus, deductibility will not be the sole factor used by the Compensation Committee in ascertaining appropriate levels or modes of compensation.

Stock Option Grant Practices

As described above, the Company uses stock options as part of its overall compensation program. The stock option awards provide individuals with the right to purchase a specified number of shares of the Company’s stock at a specific price. The Company sets the exercise price of the stock options that it awards at or above the closing price of the Company’s stock on the grant date. Accordingly, the option grant will have value to the individual only if he or she continues in our service during the vesting period and then generally only if and to the extent that the market price of the underlying shares of common stock appreciates over the option term.

Awards of equity-based compensation to our executive officers, such as options, are determined and approved by the Board of Directors or the Compensation Committee. Equity grants are typically made at the time of hire for executives and then annually as part of the overall executive compensation review. The specific terms of the awards are determined based on the position of the individual in the organization and as part of the applicable annual equity incentive program.

New hire grants are approved by the Board of Directors or the Compensation Committee when the executive’s hire is approved, with the actual option grant issued on the first date of employment and the exercise price of such options being set at the closing price of the Company’s common stock on that date. Annual performance grants made as part of the overall executive compensation program are generally made as of the date of Board or Compensation Committee approval. This typically occurs prior to the end of the first quarter, with grants effective on the date of Board or Compensation Committee approval and at a price at or above the closing price on the grant date.

Options granted to the Company executives typically vest over a four-year period. Generally, vesting ends when employment ends and the executive has 90 days following the end of employment within which to exercise any vested stock options.

Perquisites and Other Benefits

The Compensation Committee believes that the Named Executive Officers should participate in the same benefit programs as the Company’s other employees and that special executive perquisites should be minimal. Consistent with this philosophy, the Named Executive Officers participate in the Company’s employee benefit plans on the same terms as other employees. These plans include medical and dental insurance, disability coverage, life insurance, the employee stock purchase plan and the 401(k) Plan.

Compensation of the Chief Executive Officer

Our Chief Executive Officer participates in the same executive compensation program provided to our other executive officers and senior management as described above. The Compensation Committee’s approach to setting compensation for the Chief Executive Officer is to be competitive with comparable companies and to have a significant portion of total compensation depend upon the achievement of performance goals for the Company.

In March 2012, the Compensation Committee approved an increase in the annual base salary for Mr. Bryant from $482,040 to $496,501. As described above, the Compensation Committee approved payout, effective March 1, 2013, under the 2012 Cash Incentive Plan for achievement of revenue performance and EPS goals and corporate impact goals at 61% of target, and accordingly, Mr. Bryant earned a payout of $242,292. As discussed above under the caption “Executive Compensation — Compensation Discussion and Analysis — Longer-Term Equity Incentive Awards,” in 2012, Mr. Bryant was also awarded 5,618 performance-based restricted stock units and 120,393 non-qualified stock options.

Compensation of the Other Named Executive Officers

In March 2012, the Compensation Committee approved an increase in the base salaries of the Company’s other Named Executive Officers. Base salaries were approved as follows:

Executive Officer	Prior Base Salary	2012 Base Salary
Randall J. Steward	$300,000	$303,000
Chief Financial Officer

Robert J. Bujarski	$311,472	$320,816
SVP, Business Development and General Counsel

Timothy T. Stenzel, M.D./Ph.D.	$299,421	$308,404
Chief Scientific Officer

John D. Tamerius, Ph.D.	$281,726	$290,178
SVP, Clinical/Regulatory

As described above, the Compensation Committee approved payout, effective March 1, 2013, under the 2012 Cash Incentive Plan for achievement of revenue performance and EPS goals and corporate impact goals at 61% of target, and accordingly, Messrs. Steward, Bujarski, Stenzel and Tamerius earned a payout of $73,932, $78,279, $75,251 and $70,803, respectively.

As discussed above under the caption “Executive Compensation — Compensation Discussion and Analysis — Longer-Term Equity Incentive Awards,” in 2012, Messrs. Steward, Bujarski, Stenzel, and Tamerius

were awarded shares of performance-based restricted stock units and non-qualified stock options. In 2012, performance-based restricted stock units and non-qualified stock options were awarded as described in the table included in the long-term equity incentive awards section above.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed the “Compensation Discussion and Analysis” and discussed that analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to our Board of Directors that the “Compensation Discussion and Analysis” section be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and this Proxy Statement. This report is provided by the following independent directors, who comprise the Compensation Committee:

Compensation Committee

Thomas D. Brown (Chairman)

Mary Lake Polan, M.D., Ph.D., M.P.H.

Jack W. Schuler

This Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent the Company specifically incorporates this report.

Summary Compensation Table

The following table sets forth information relating to fiscal years 2012, 2011 and 2010 compensation of our Chief Executive Officer, Chief Financial Officer, and three other most highly paid persons serving as executive officers as of December 31, 2012.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non- Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Douglas C. Bryant	2012	493,998	121,681	782,555	242,292	9,564	1,650,090
President and CEO	2011	479,880	458,380	478,563	327,016	8,468	1,752,307
	2010	482,538	406,350	397,634	—	8,516	1,295,038

Randall J. Steward	2012	302,481	22,056	202,313	73,932	5,635	606,416
Chief Financial Officer(6)	2011	57,519	249,000	417,600	—	546	724,665
	2010	—	—	—	—	—	—

Robert J. Bujarski,	2012	319,199	41,545	273,247	78,279	8,160	720,430
SVP, Business Development	2011	310,076	142,143	167,100	105,651	8,016	732,986
and General Counsel	2010	311,261	146,441	145,422	—	7,850	610,974

Timothy T. Stenzel	2012	306,849	29,803	273,247	75,251	8,604	693,754
Chief Scientific Officer	2011	298,079	126,300	202,250	101,564	8,516	736,709
	2010	300,785	142,501	143,902	—	8,110	595,298

John D. Tamerius	2012	292,793	24,836	227,702	70,803	92,376	708,510
SVP, Clinical/Regulatory	2011	280,464	114,800	174,400	95,561	93,768	758,993
	2010	282,017	131,646	132,796	—	55,318	601,777

(1)	The amounts shown include cash compensation the executive officers earned or which was deferred pursuant to our 401(k) Plan. Fiscal year 2010 also includes cash compensation deferred pursuant to our Q4 2010 Employee Deferred Compensation Program as described in the Nonqualified Deferred Compensation Program table.
(2)	This column represents the grant date fair value of service-based restricted stock awards granted during fiscal years 2012, 2011 and 2010 as well as (i) for 2010, the Premium RSUs associated with the Q4 2010 Employee Deferred Compensation Program; (ii) for 2011, the Premium RSUs associated with the 2011 Employee Deferred Bonus Compensation Program; and (iii) for 2012, the Premium RSUs associated with the 2012 Employee Deferred Bonus Compensation Program as described in Note (3) in the Nonqualified Deferred Compensation table. Restricted stock awards are valued based on the closing share price on the date of grant. For additional information with respect to the 2012 grants, refer to Note 5 of our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission. See the “Grants of Plan-Based Awards in Fiscal Year 2012” table for information on stock awards granted in 2012 and the 2012 Employee Deferred Bonus Compensation Program.
(3)	This column represents the grant date fair value of stock options granted during fiscal years 2012, 2011 and 2010. The grant date fair value of option awards is determined using the Black-Scholes option pricing model. For additional information on the valuation assumptions with respect to the 2012 grants, refer to Note 5 of our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2012. See the “Grants of Plan-Based Awards in Fiscal Year 2012” Table for information on options granted in 2012.
(4)

This column represents the approved awards to each executive officer under the 2012 Cash Incentive Plan and the 2011 Cash Incentive Plan. Each executive officer could also elect to participate in the 2012 Employee Deferred Bonus Compensation Program and the 2011 Employee Deferred Bonus Compensation

Program with respect to any payments received under the 2011 Cash Incentive Plan and the 2012 Cash Incentive Plan, respectively. The cash component of the bonus under the 2012 Cash Incentive Plan was paid in early 2013. The cash component of the bonus under the 2011 Cash Incentive Plan was paid in early 2012. The amounts shown are inclusive of the cash component and deferred component of the electing officers’ award, but do not include the Premium RSUs component which is included as a component of the amounts in the “Stock Awards” column. See the “Grants of Plan-Based Awards in Fiscal Year 2012” Table for information on the 2012 Employee Deferred Bonus Compensation Program.
(5)	During the year ended December 31, 2012, (a) we made contributions under our 401(k) Plan for Mr. Bryant, Mr. Steward, Mr. Bujarski, Dr. Stenzel and Dr. Tamerius, and (b) we funded a group term life insurance plan providing life insurance in an amount equal to two times the executive officer’s annual salary, a benefit that is provided to all employees. Dr. Tamerius received compensation of $79,909 associated with reimbursement for commuting and housing costs while he continues to reside in Northern California but primarily works in San Diego. Amounts related to contributions under our 401(k) Plan, life insurance and other compensation for Mr. Bryant, Mr. Steward, Mr. Bujarski, Dr. Stenzel and Dr. Tamerius were as follows:

Components of All Other Compensation

	401(k) Contributions ($)	Group Term Life Insurance Premiums Compensation ($)	Other ($)
Douglas C. Bryant	7,500	2,064	—
Randall J. Steward	2,797	2,838	—
Robert J. Bujarski	7,500	660	—
Timothy T. Stenzel	7,500	1,104	—
John D. Tamerius	7,500	4,967	79,909

(6)	Mr. Steward became our Chief Financial Officer effective November 1, 2011.

Grants of Plan-Based Awards in Fiscal Year 2012

The following table sets forth all plan-based awards granted to our Named Executive Officers during fiscal year 2012.

Name and Principal Position	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/sh)(5)	Grant Date Fair Value of Stock and Option Awards (6)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Douglas C. Bryant	3/2/2012	—	—	—	—	5,618	—	—	120,393	$15.19	867,892
President & CEO	3/2/2012	1	397,201	595,801	—	—	—	—	—	—	—
	12/31/2012	—	—	—	—	—	—	6,519	—	—	157,490

Randall J. Steward	3/2/2012	—	—	—	—	1,452	—	—	31,125	$15.19	224,369
Chief Financial Officer	3/2/2012	1	121,200	181,800	—	—	—	—	—	—	—

Robert J. Bujarski	3/2/2012	—	—	—	—	1,962	—	—	42,038	$15.19	303,050
SVP, Business Development & General Counsel	3/2/2012	1	128,326	192,490	—	—	—	—	—	—	—
	12/31/2012	—	—	—	—	—	—	2,106	—	—	50,882

Timothy T. Stenzel	3/2/2012	—	—	—	—	1,962	—	—	42,038	$15.19	303,050
Chief Scientific Officer	3/2/2012	1	123,362	185,042	—	—	—	—	—	—	—

John D. Tamerius	3/2/2012	—	—	—	—	1,635	—	—	35,031	$15.19	252,538
SVP, Clinical/ Regulatory	3/2/2012	1	116,071	174,107	—	—	—	—	—	—	—

(1)	These columns show the potential value of the payout for each Named Executive Officer under the 2012 Cash Incentive Plan program if the threshold, target or maximum goals were satisfied for all performance measures. The business measurements, performance goals and salary and bonus multiples for determining the payout are described in the “Compensation Discussion and Analysis” section. The performance measurements were achieved in fiscal year 2012 in the aggregate at the 61% level and payouts were made as described under the heading “—Annual Cash Incentive Awards” in the “Compensation Discussion and Analysis” section and in Note (4) to the “Summary Compensation Table.”
(2)	This column shows the potential number of awards to be paid out for each Named Executive Officer related to the performance-based restricted stock units if the target is achieved. The performance-based restricted stock units for Mr. Bryant, Mr. Steward, Mr. Bujarski, Dr. Stenzel and Dr. Tamerius were granted on March 2, 2012 and have cliff vesting at the end of three years, the vesting of which is dependent on meeting specific EPS goals in fiscal year 2014. In the event that the Company achieves certain elevated performance metrics prior to the end of the three year vesting period (defined by the Compensation Committee with pre-determined elevated EPS targets in either 2012 or 2013), the performance-based restricted stock units will be deemed to have met the performance requirements and will convert to time-based vesting for the remainder of the three year term.
(3)	This column shows the number of restricted stock units to be granted in 2013 under the 2012 Employee Deferred Bonus Compensation Program. For the restricted stock units under the 2012 Employee Deferred Bonus Compensation Program the fair value is equal to (i) the amount of his bonus deferred under the Program divided by the market closing price for the Company’s common stock on March 2, 2013, multiplied by (ii) either 1.2 or 1.3, as a premium.
(4)	This column shows the number of stock options granted in 2012 to the Named Executive Officers. These options vest and become exercisable ratably over four years, with one half of the award vesting on the two-year anniversary of the grant date and the remaining vesting annually thereafter through the remaining four-year vesting period.
(5)	This column shows the exercise price for the stock options granted, which was the closing price of our common stock on the date of grant.
(6)	This column shows the full grant date fair value under ASC Topic 718 of performance-based restricted stock units, restricted stock units granted under the 2012 Employee Deferred Bonus Compensation Program and stock options granted to the Named Executive Officers in 2012. For the restricted stock units under the 2012 Employee Deferred Bonus Compensation Program the fair value is equal to (i) the amount of his bonus deferred under the Program divided by the market closing price for the Company’s common stock on March 2, 2013, multiplied by (ii) either 1.2 or 1.3, as a premium. For stock options, fair value is calculated using the Black-Scholes value on the grant date and is the amount that the Company will expense in its financial statements over the award’s vesting schedule, unless the named executive leaves the Company. For additional information on the valuation assumptions, refer to Note 5 of our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2012.

Outstanding Equity Awards at 2012 Fiscal Year-End

The following table provides information on the holdings of stock options, restricted stock awards and restricted stock units by the Named Executive Officers as of December 31, 2012. This table includes unexercised and unvested stock options, unvested restricted stock awards or restricted stock units, or restricted stock units with performance conditions that have not yet been satisfied. Each equity grant is shown separately for each Named Executive Officer. The vesting schedule for each grant is shown following this table, based on the option or stock award grant date. The market value of the stock awards is based on the closing market price of our common stock as of December 31, 2012, which was $18.47. For additional information about the option awards and stock awards, see the description of “Longer-Term Equity Incentive Awards” in the “Compensation Discussion and Analysis” section.

Name	Option Grant Date	Option Awards(1)				Stock Awards
		Number of Securities Underlying Unexercised Options — Exercisable (#)	Number of Securities Underlying Unexercised Options — Unexercisable (#)	Option Exercise Price($)	Option Expiration Date	Stock Award Grant Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards — Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards — Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Douglas C. Bryant	2/2/2009	525,000	175,000	12.36	2/2/2019	2/2/2009	(2)	25,000	461,750	—	—
President and CEO	4/10/2009	153,909	51,303	8.50	4/10/2019
	1/18/2010	27,729	27,729	15.28	1/18/2020	1/18/2010	(3)	12,884	237,967	—	—
	3/2/2011	—	85,918	12.63	3/2/2021	3/2/2011	(7)	—	—	28,639	528,962
	3/2/2012	—	120,393	15.19	3/2/2022	12/31/2011	(8)	6,364	117,543
						3/2/2012	(9)			5,618	103,764
						12/31/2012	(10)	1,504	27,779

Randall Steward	10/24/2011	—	60,000	16.60	10/24/2021	10/24/2011	(4)	15,000	277,050	—	—
Chief Financial Officer	3/2/2012	—	31,125	15.19	3/2/2022	3/2/2012	(9)	—	—	1,452	26,818

Robert Bujarski	6/9/2008	50,000	—	17.38	6/9/2018
SVP, Business Development and General Counsel	4/10/2009	42,215	14,072	8.50	4/10/2019	4/10/2009	(5)	8,471	156,459	—	—
	1/18/2010	10,141	10,141	15.28	1/18/2020	1/18/2010	(3)	4,712	87,031	—	—
	3/2/2011	—	30,000	12.63	3/2/2021	3/2/2011	(7)	—	—	10,000	184,700
	3/2/2012	—	42,038	15.19	3/2/2022	12/31/2011	(8)	1,043	19,264
						3/2/2012	(9)			1,962	36,238
						12/31/2012	(10)	486	8,977	—	—

Timothy T. Stenzel	9/1/2009	16,482	5,495	15.75	9/1/2019	9/1/2009	(6)	10,317	190,555	—	—
Chief Scientific Officer	1/18/2010	10,035	10,035	15.28	1/18/2020	1/18/2010	(3)	4,663	86,126	—	—
	3/2/2011	—	30,000	12.63	3/2/2021	3/2/2011	(7)	—	—	10,000	184,700
	11/21/2011	—	5,000	16.61	11/21/2021
	3/2/2012	—	42,038	15.19	3/2/2022	3/2/2012	(9)	—	—	1,962	36,238

John D. Tamerius	3/19/2004	11,719	—	7.50	3/19/2014
SVP, Clinical/Regulatory	3/21/2006	11,000	—	12.23	3/21/2016
	4/7/2008	26,633	—	16.77	4/7/2018
	11/10/2008	49,295	—	15.71	11/10/2018
	4/10/2009	51,400	17,134	8.50	4/10/2019
	1/18/2010	9,261	9,260	15.28	1/18/2020	1/18/2010	(3)	4,303	79,476	—	—
	3/2/2011	—	25,000	12.63	3/2/2021	3/2/2011	(7)	—	—	8,333	153,911
	11/21/2011	—	5,000	16.61	11/21/2021	12/31/2011	(8)	629	11,618	—	—
	3/2/2012	—	35,031	15.19	3/2/2022	3/2/2012	(9)	—	—	1,635	30,198

(1)	Stock options are service-based and vest over four years. For stock options granted prior to 2008, the first 25% vests on the first anniversary of grant and the remaining options vest quarterly in equal increments over the remainder of the four-year vesting period. For stock options granted in 2008, the first 50% vest on the second anniversary of the grant date and the remaining options vest quarterly in equal increments over the remainder of the four-year vesting period. For stock options granted in 2009, 2010, 2011 and 2012, the first 50% vest on the second anniversary of the grant date and the remaining options vest 25% annually thereafter through the remaining four-year vesting period.
(2)	Represents restricted stock awards granted to Mr. Bryant upon his appointment as the Company’s President and CEO. The stock award vests ratably over four years, with one quarter of the award vesting on each anniversary of the grant date.
(3)	Represents restricted stock awards granted to the Named Executive Officers. The first 50% of the award vests on the second anniversary of the grant date and the remaining award vests 25% annually thereafter through the remaining four-year vesting period.
(4)	Represents restricted stock units granted to Mr. Steward upon his appointment as the Company’s Chief Financial Officer. The stock award vests on the fourth anniversary of the grant date.
(5)	Represents restricted stock awards granted to Mr. Bujarski that vests on the fourth anniversary of the grant date.
(6)	Represents restricted stock awards granted to Dr. Stenzel upon his appointment as the Company’s Chief Scientific Officer. The stock award vests on the fourth anniversary of the grant date.
(7)	Represents performance-based restricted stock units granted to the Named Executive Officers. The restricted stock units cliff vest at the end of three years, the vesting of which is dependent on meeting specific EPS goals in fiscal year 2013. In the event that the Company achieves certain elevated performance metrics prior to the end of the three year vesting period (defined by the Compensation Committee with pre-determined elevated EPS targets in either 2011 or 2012), the performance-based restricted stock units will be deemed to have met the performance requirements and will convert to time-based vesting for the remainder of the three year term.
(8)	Represents the Premium RSUs component related to the 2011 Employee Deferred Bonus Compensation Program as detailed in the Nonqualified Deferred Compensation table, which vested in March 2013.
(9)	Represents performance-based restricted stock units granted to the Named Executive Officers. The restricted stock units cliff vest at the end of three years, the vesting of which is dependent on meeting specific EPS goals in fiscal year 2014. In the event that the Company achieves certain elevated performance metrics prior to the end of the three year vesting period (defined by the Compensation Committee with pre-determined elevated EPS targets in either 2012 or 2013), the performance-based restricted stock units will be deemed to have met the performance requirements and will convert to time-based vesting for the remainder of the three year term.
(10)	Represents the Premium RSUs component related to the 2012 Employee Deferred Bonus Compensation Program as detailed in the Nonqualified Deferred Compensation table, which vest in March 2014.

Option Exercises and Stock Vested in Fiscal Year 2012

The following table sets forth stock options that were exercised by, and restricted stock that vested for, the Named Executive Officers during fiscal year 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(6)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(7)
Douglas C. Bryant	—	—	25,000	(1)	362,750
President and CEO			12,885	(2)	195,079

Randall J. Steward	—	—	—		—
Chief Financial Officer

Robert J. Bujarski	—	—	4,712	(3)	71,340
SVP, Business Development and General Counsel			4,663	(4)	70,598

Timothy T. Stenzel	—	—	—		—
Chief Scientific Officer

John D. Tamerius	9,000	133,650	4,303	(5)	65,147
SVP, Clinical/Regulatory	5,625	50,738

(1)	During 2012, restrictions lapsed with respect to 25,000 shares of restricted stock held by Mr. Bryant. The market price for our common stock on the date of vesting was $14.51 per share.
(2)	During 2012, restrictions lapsed with respect to 12,885 shares of restricted stock held by Mr. Bryant. The market price for our common stock on the date of vesting was $15.14 per share.

(3)	During 2012, restrictions lapsed with respect to 4,712 shares of restricted stock held by Mr. Bujarski. The market price for our common stock on the date of vesting was $15.14 per share.
(4)	During 2012, restrictions lapsed with respect to 4,663 shares of restricted stock held by Dr. Stenzel. The market price for our common stock on the date of vesting was $15.14 per share.
(5)	During 2012, restrictions lapsed with respect to 4,303 shares of restricted stock held by Dr. Tamerius. The market price for our common stock on the date of vesting was $15.14 per share.
(6)	The value realized on exercise equals the intrinsic value of the exercise, which is the gain realized in the difference from the market price of the shares sold and the exercise price of the shares purchased.
(7)	The value realized on vesting equals the closing price of the Company’s common stock on the vesting date (the date the restrictions lapsed) multiplied by the number of shares with respect to which restrictions lapsed on such date.

Nonqualified Deferred Compensation

The following table sets forth compensation deferred by each of the Named Executive Officers during fiscal year 2012.

Name	Executive Contributions in Last FY ($)(2)	Registrant Contributions in Last FY ($)(3)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions in last FY ($)	Aggregate Balance at Last FYE ($)(1)
Douglas C. Bryant	121,146	36,344	—	—	581,175
President and CEO

Randall J. Steward	—	—	—	—	—
Chief Financial Officer

Robert J. Bujarski	39,140	11,742	—	—	119,550
SVP, Business Development and General Counsel

Timothy T. Stenzel	—	—	—	—	—
Chief Scientific Officer

John D. Tamerius	—	—	—	—	57,336
SVP, Clinical/Regulatory

(1)	Aggregate deferrals include deferrals from the 2011 Employee Deferred Bonus Compensation Program and from the 2012 Employee Deferred Bonus Compensation Program. The 2012 Employee Deferred Bonus Compensation Program allowed all employees that are members of the Company’s management-review board to participate in the Program. Under the 2012 Employee Deferred Bonus Compensation Program, each participant received a restricted stock unit award that vested on March 2, 2013 in exchange for his election to defer a percentage of his 2012 bonus. In addition, he would be eligible for a premium restricted stock unit award equal to either 20% or 30% of the deferred 2012 bonus, depending on the length of deferral elected by the employee, which vests on March 2, 2014. Pursuant to this program, Messrs. Bryant and Bujarski received the following stock awards on March 2, 2013: 6,519 (including 1,504 shares relating to the premium component) and 2,106 (including 486 shares relating to the premium component), respectively. The premium component of the awards vests on March 2, 2014.
(2)	Represents the amount of incentive compensation deferred under the 2012 Employee Deferred Bonus Compensation Program by each executive officer. The amount is included as a component of non-equity incentive plan compensation in the Summary Compensation Table for 2012.
(3)	Represents the 20% or 30% premium above the deferred incentive compensation amount as described above; such amounts are included in the Stock Awards column of the Summary Compensation Table for 2012.

Employment, Change in Control and Severance Arrangements

In connection with the appointment of Mr. Bryant as our President and Chief Executive Officer, on January 16, 2009, Mr. Bryant entered into an employment agreement with us. Mr. Bryant’s employment agreement sets forth the terms of his employment with us and provides for, among other matters: (i) a minimum base salary of $450,000 per annum, subject to adjustment upward by the Board of Directors or its Compensation Committee; and (ii) an annual cash incentive bonus based upon attainment of performance goals set by the Board of Directors or its Compensation Committee with a target of at least 80% of base salary and a maximum opportunity of up to 120% of base salary.

Under his employment agreement, Mr. Bryant is an “at-will” employee, which means that either Mr. Bryant or we may terminate his employment at any time for any reason. However, and except in the context of a change in control, if Mr. Bryant’s employment with us is terminated without cause or he terminates his employment for “good reason” (as defined in the employment agreement) and thereafter delivers and does not revoke a general release, he is entitled to a severance payment equal to eighteen (18) months of his then-current base salary and payment of health insurance premiums for a period of eighteen (18) months following termination. Amounts payable to Mr. Bryant upon a change in control of the Company are generally governed by his change in control agreement, dated as of January 16, 2009, which is described below.

Messrs. Steward, Bujarski, Stenzel and Tamerius are each “at will” employees of the Company with compensation arrangements that include, among other matters: (i) a minimum base salary, currently of $303,000, $320,816, $308,404 and $290,178 per annum, respectively and (ii) eligibility for an annual bonus in accordance with the Company’s bonus plan. In addition, except in the context of a change of control, if we terminate Mr. Bujarski’s employment without cause, he would be entitled to a severance payment equal to six months of his annual salary.

Each of Mr. Bryant, Mr. Steward, Mr. Bujarski, Dr. Stenzel and Dr. Tamerius has entered into a change in control agreement with us, which provides for the payment of severance benefits in the event of termination of employment in connection with a change in control of the Company. The severance benefits are payable if their respective employment with us is terminated within 30 days prior to or three years following a change in control, unless terminated for cause or the termination is the result of a voluntary resignation (which does not include resignations stemming from a material adverse change in responsibilities, status, compensation, authority or location of work place) or their death or disability.

The severance benefits under the change in control agreements generally consist of a lump sum cash payment equal to two times the sum of (i) such executive’s highest annual salary rate within the three year period ending on the date of termination plus (ii) an amount equal to the annualized average of all bonuses paid to the executive during the two-year period immediately before the date of termination. In addition, the change in control agreements provide for: payment of $25,000 to help defray the legal, tax and accounting fees and other costs associated with transitional matters; continued coverage for two years under our group medical insurance, group dental insurance, group-term life insurance and disability insurance programs unless and to the extent the executive obtains concurrent coverage through another program in which case our coverage will be terminated or reduced as applicable; and immediate vesting and exercisability of any and all unvested stock options and restricted stock of the executive (unless previously waived or otherwise expressly agreed to by the executive).

Potential Post-Employment Payments

As described above, our Named Executive Officers have employment, severance and/or change of control agreements with us. The table below illustrates the compensation that would be payable by the Company to each Named Executive Officer in the event of a change in control of the Company or a termination of the Named Executive Officer’s employment with the Company for various described reasons, sometimes referred to in this section as a “triggering event.” In accordance with applicable rules of the Securities and Exchange Commission, the following discussion assumes:

•

that the triggering event in question, the death, disability, change in control or termination occurred on December 28, 2012, which was the last full business day prior to the last day of our 2012 fiscal year end which fell on Sunday, December 30, 2012; and

•	the calculations provided below are based on the closing market price of our common stock as of December 28, 2012, which was $18.47.

In addition, in connection with any actual termination of employment, the Board of Directors or the Compensation Committee may determine to enter into an agreement providing additional benefits or amounts, or altering the terms of benefits described below, as deemed appropriate by the Compensation Committee or the Board of Directors. The actual amounts that would be paid upon a Named Executive Officer’s termination of employment can only be determined at the time of such executive’s separation from the Company. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include our stock price at the time of termination and determinations by our Board of Directors.

Name and Principal Position	Potential Executive Benefits and Payments	Voluntary Termination Total ($)	Retirement Total ($)	Involuntary, Not for Cause or Voluntary, Good Reason Termination Total ($)	Involuntary, for Cause Termination Total ($)	Change in Control (Qualifying Termination) Total $
Douglas C. Bryant	Base Salary(1)	—	—	744,752	—	993,002
President & CEO	Short-term Incentive Bonus(2)	—	—	—	—	284,654
	Equity
	Restricted Stock Awards
	Unvested and accelerated(3)	—	—	—	—	1,449,987
	Stock Options
	Unvested and accelerated(4)	—	—	—	—	2,565,847
	Healthcare, Life and
	Disability(5)	—	—	34,305	—	45,740
	Accrued Vacation Pay(6)	51,120	51,120	51,120	51,120	51,120
	Other Payments(7)	—	—	—	—	25,000

Randall J. Steward	Base Salary(1)	—	—	—	—	606,000
Chief Financial Officer	Short-term Incentive Bonus(2)	—	—	—	—	73,932
	Equity
	Restricted Stock Awards
	Unvested and accelerated(3)	—	—	—	—	303,868
	Stock Options
	Unvested and accelerated(4)	—	—	—	—	214,290
	Healthcare, Life and
	Disability(5)	—	—	—	—	33,933
	Accrued Vacation Pay(6)	10,512	10,512	10,512	10,512	10,512
	Other Payments(7)	—	—	—	—	25,000

Name and Principal Position	Potential Executive Benefits and Payments	Voluntary Termination Total ($)	Retirement Total ($)	Involuntary, Not for Cause or Voluntary, Good Reason Termination Total ($)	Involuntary, for Cause Termination Total ($)	Change in Control (Qualifying Termination) Total $
Robert J. Bujarski	Base Salary(1)	—	—	160,408	—	641,632
SVP, Business Development and General Counsel	Short-term Incentive Bonus(2)	—	—	—	—	91,965
	Equity
	Restricted Stock Awards
	Unvested and accelerated(3)	—	—	—	—	492,669
	Stock Options
	Unvested and accelerated(4)	—	—	—	—	485,732
	Healthcare, Life and
	Disability(5)	—	—	—	—	47,429
	Accrued Vacation Pay(6)	47,814	47,814	47,814	47,814	47,814
	Other Payments(7)	—	—	—	—	25,000

Timothy T. Stenzel	Base Salary(1)	—	—	—	—	616,808
Chief Scientific Officer	Short-term Incentive Bonus(2)	—	—	—	—	88,407
	Equity
	Restricted Stock Awards
	Unvested and accelerated(3)	—	—	—	—	497,619
	Stock Options
	Unvested and accelerated(4)	—	—	—	—	369,343
	Healthcare, Life and
	Disability(5)	—	—	—	—	46,841
	Accrued Vacation Pay(6)	7,378	7,378	7,378	7,378	7,378
	Other Payments(7)	—	—	—	—	25,000

John D. Tamerius	Base Salary(1)	—	—	—	—	580,356
SVP, Clinical/ Regulatory	Short-term Incentive Bonus(2)	—	—	—	—	83,182
	Equity
	Restricted Stock Awards
	Unvested and accelerated(3)	—	—	—	—	275,203
	Stock Options
	Unvested and accelerated(4)	—	—	—	—	470,567
	Healthcare, Life and
	Disability(5)	—	—	—	—	45,443
	Accrued Vacation Pay(6)	50,224	50,224	50,224	50,224	50,224
	Other Payments(7)	—	—	—	—	25,000

(1)	Payable in one lump sum upon termination.
(2)	This amount represents the annualized average of all bonuses paid to the executive for 2011 and 2012. The 2012 bonus was paid out in March 2013.
(3)	This represents the value of unvested restricted stock awards, including stock awards associated with the premium stock awards earned pursuant to the Employee Deferred Bonus Compensation Programs as detailed in the Nonqualified Deferred Compensation table. The officers have waived their right to automatic acceleration of the restrictions relating to certain restricted shares; however, the restrictions on such shares may be accelerated at the discretion of the Board of Directors and are included in the table above.
(4)	This represents the intrinsic value of in-the-money unvested stock options (based on a market price of $18.47 per share as of the last full business day prior to the end of our fiscal year 2012).
(5)	Per the change in control agreements, for two years, coverage is continued under our group medical and group dental insurance programs unless and to the extent the executive obtains concurrent coverage through another program in which case our coverage will be terminated or reduced as applicable. In addition, if Mr. Bryant’s employment is terminated without cause or he terminates his employment for “good reason” (as defined in his employment agreement) and thereafter does not revoke a general release, he is entitled to receive payment of health insurance premiums for a period of eighteen months following termination.
(6)	Payable in one lump sum upon termination.
(7)	Each executive officer’s change in control agreement provides for payment of $25,000 to help defray the legal, tax and accounting fees and other costs associated with transitional matters.

SECURITIES AVAILABLE FOR ISSUANCE UNDER OUR EQUITY COMPENSATION PLANS

The following table provides information with respect to our equity compensation plans as of December 31, 2012, which plans were as follows: the 1983 Employee Stock Purchase Plan; the 1990 Employee Stock Option Plan; the 1996 Non-Employee Director Plan; the 1998 Stock Incentive Plan, the 2001 Equity Incentive Plan and the 2010 Equity Incentive Plan. The 1990 Employee Stock Option Plan, the 1996 Non-Employee Director Plan and the 1998 Stock Incentive Plan have been terminated, and thus no additional awards will be made under such plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	3,599,511	(1)	$13.15	952,407	(2)
Equity compensation plans not approved by security holders	—		—	—

Total	3,599,511	(1)	$13.15	952,407	(2)

(1)	Excludes 162,121 shares of unvested restricted stock issued at a purchase price of $0.01 and 360,630 restricted stock units under our 2010 Plan.
(2)	Includes (i) 250,410 shares of common stock available for issuance under our 1983 Employee Stock Purchase Plan and (ii) 701,997 shares of common stock available for issuance, as of December 31, 2012, under our 2010 Plan, pursuant to which incentive stock awards may be granted, including restricted stock.

COMPENSATION COMMITTEE INTERLOCKS AND

INSIDER PARTICIPATION IN COMPENSATION DECISIONS

Mr. Brown, Dr. Polan and Mr. Schuler are not current or former officers or employees of ours, and none has engaged in any transaction that would be required to be disclosed in this Proxy Statement by Item 404 of Regulation S-K. There is no relationship that requires disclosure as a compensation committee interlock for purposes of Item 407(e)(4) of Regulation S-K.

AUDIT COMMITTEE MATTERS

Report of the Audit Committee of the Board of Directors

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2012 with management, including a discussion of the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee has discussed and reviewed with our independent registered public accounting firm all matters required to be discussed by the Statement on Auditing Standards No. 114 (The Auditor’s Communication With Those Charged With Governance), as may be modified or supplemented. The Audit Committee has met with the independent registered public accounting firm to discuss the overall scope and plans for the independent registered public accounting firm’s audit, the results of its examinations, its evaluations of our internal controls and the overall quality of our accounting and financial reporting. The Audit Committee also discussed with the independent registered public accounting firm its judgments as to the substance and clarity, not just the acceptability, of our accounting principles and financial statement disclosures. The Audit Committee has also considered whether the independent registered public accounting firm’s provision of non-audit services to us is compatible with the independent registered public accounting firm’s independence.

The Audit Committee also reviewed management’s report on its assessment of the effectiveness of our internal control over financial reporting and Ernst & Young LLP’s report on the effectiveness of internal control over financial reporting.

The Audit Committee has received from the independent registered public accounting firm a formal written statement describing all relationships between the independent registered public accounting firm and us that might bear on the independent registered public accounting firm’s independence consistent with the Public Company Accounting Oversight Board (PCAOB) Rule 3526 (Communication with Audit Committees Concerning Independence), as may be modified or supplemented, discussed with the independent registered public accounting firm any relationships that may impact its objectivity and independence, and has satisfied itself as to the independent registered public accounting firm’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2012.

Audit Committee

Rod F. Dammeyer (Chairman)

Thomas D. Brown

Mary Lake Polan, M.D., Ph.D., M.P.H.

This Report of the Audit Committee of the Board of Directors does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this report.

Independent Registered Public Accounting Firm

Our Audit Committee retained Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ended December 31, 2012. Set forth below are the aggregate fees agreed to by the Company for audit and other professional services rendered by our independent registered public accounting firm for the fiscal years ended December 31, 2012 and 2011.

	Fiscal Years Ended December 31,
	2012	2011
Audit fees(1)	$848,675	$768,831
Audit-related fees(2)	—	127,500
Tax fees(3)	58,320	126,349
All other fees	—	—

Total fees	$906,995	$1,022,680

(1)	Audit fees represent fees for professional services provided in connection with the audit of our financial statements, review of quarterly financial statements, audit of compliance under Section 404 of the Sarbanes-Oxley Act of 2002, accounting consultations, and services provided in connection with statutory and regulatory filings.
(2)	Audit-related fees consisted primarily of accounting consultations regarding application of accounting standards and due diligence fees.
(3)	For fiscal years 2012 and 2011, tax fees primarily included tax compliance, tax advice, tax planning and fees associated with a R&D tax credit study.

Policy on Audit Committee Pre-approval of Audit and Permissible Non-audit Services

The Audit Committee has the responsibility for appointing, compensating, retaining and overseeing the work of the independent registered public accounting firm. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. In assessing requests for services by our independent registered public accounting firm, the Audit Committee considers whether such services are consistent with the auditor’s independence, whether the independent registered public accounting firm is likely to provide the most effective and efficient service, and whether the service could enhance our ability to manage or control risk or improve audit quality.

All of the audit, audit-related, tax-related and all other fees provided by Ernst & Young LLP in fiscal years 2012 and 2011 (and as described in the footnotes to the table above) were approved in advance by the Audit Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the U.S., our directors and executive officers and persons who own more than 10% of our common stock are required to report their initial beneficial ownership of our common stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established, and we are required to disclose in this Proxy Statement any late filings during the year ended December 31, 2012. To our knowledge, all of the reports during 2012 were timely filed, except Mr. Dammeyer had one transaction filed subsequent to the required deadline on one Form 4 due to a filing code error.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Party Transactions

Our Audit Committee reviews all relationships, transactions and arrangements in which the Company and any director, nominee for director, greater than 5% beneficial holder of Company stock or any immediate family member of any of the foregoing are participants (“Interested Transactions”) to determine whether such persons have a direct or indirect material interest and whether to approve, disapprove or ratify an Interested Transaction. We have written policies and procedures for monitoring and seeking approval in connection with any Interested Transaction. Our legal and finance departments assist in monitoring Interested Transactions and our Audit Committee reviews, approves (or disapproves) or ratifies Interested Transactions. In considering whether to approve or ratify an Interested Transaction, the Audit Committee takes into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar terms and conditions and the extent of the related person’s interest in the Interested Transaction. In addition, our written policy provides that no director shall participate in any discussion or approval of an Interested Transaction for which he or she is a related party, except that the director shall provide all material information concerning the Interested Transaction to the Audit Committee.

Related Party Transactions

No director, executive officer, nominee for election as a director or any beneficial holder of more than 5% of our outstanding capital stock had any material interest, direct or indirect, in any reportable transaction with us during the 2012 fiscal year or since the commencement of the current fiscal year, or any reportable business relationship with us during such time.

STOCKHOLDER PROPOSALS

Our amended and restated bylaws require that a stockholder give timely written notice to our Corporate Secretary of any proposal such stockholder proposes to bring before a stockholders meeting or any proposal for the nomination of a director. Such written notice must be given, either by personal delivery or U.S. mail, postage prepaid, to the Corporate Secretary, Quidel Corporation, 10165 McKellar Court, San Diego, California 92121. In order to properly bring a proposal before a stockholders meeting, a stockholder must be a stockholder of record on the date of the giving of the notice and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting and be entitled to vote at such meeting. To be timely, a stockholder’s notice must be delivered to, or mailed and received by the Corporate Secretary, at the address provided above not less than 90 days or more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the annual meeting is convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be received by the Corporate Secretary as provided above no more than one hundred twenty (120) days prior to such annual meeting nor less than the later of (i) ninety (90) days prior to such annual meeting and (ii) ten (10) days after the earlier of (A) the day on which notice of the date of the meeting was mailed or (B) the day on which public disclosure of the date of the meeting was made. In no event shall an adjournment of the annual meeting, or a postponement of an annual meeting for which notice has been given, or the public disclosure thereof, commence a new time period for the giving of a stockholder’s notice as described above.

Any notice to the Corporate Secretary must be in proper written form and set forth the matters and information listed in our bylaws, including, if applicable, the matters relating to a director nomination.

Any eligible stockholder who desires to have a proposal considered for inclusion in our proxy solicitation materials for our 2014 annual meeting of stockholders must be received in writing by our Corporate Secretary at 10165 McKellar Court, San Diego, California 92121 no later than December 6, 2013. To be included in our proxy solicitation materials, proposals must be submitted in proper written form in accordance with our bylaws, as described above, and must comply with Securities and Exchange Commission regulations promulgated under Rule 14a-8 of the Exchange Act of 1934, as amended.

Nothing in this section shall be deemed to require us to include in our proxy solicitation materials relating to any annual meeting any stockholder proposal or nomination that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission.

ANNUAL REPORT

Our 2012 Annual Report to Stockholders has been mailed to stockholders concurrently with this Proxy Statement. The Company incorporates by reference herein the information set forth in our Annual Report on Form 10-K under Item 1 relating to the executive officers of the Company.

A copy of our Annual Report on Form 10-K and each of our other periodic and current reports, including any amendments thereto, as filed with the Securities and Exchange Commission, are available, free of charge, on our website, www.quidel.com, as soon as reasonably practicable after such materials are filed or furnished to the Securities and Exchange Commission. In addition, a copy of our Annual Report on Form 10-K, without exhibits, and/or exhibits to the Form 10-K, will be furnished, free of charge upon written request to the Investor Relations department at Quidel Corporation, 10165 McKellar Court, San Diego, California 92121. In addition, you may obtain such documents by calling (858) 646-8031 or e-mail our Investor Relations department at ir@quidel.com.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON MAY 14, 2013

Our annual report on Form 10-K for the year ended December 31, 2012 and proxy materials can be accessed electronically over the internet at www.proxyvote.com. These filings may also be reviewed through the Securities and Exchange Commission website at www.sec.gov.

FORWARD LOOKING STATEMENTS

This Proxy Statement contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve substantial risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include, but are not limited to, statements made in the CD&A section of this Proxy Statement regarding the anticipated effects of our compensation structure and programs. Quidel Corporation undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect Quidel Corporation’s business, particularly those mentioned under the heading “Risk Factors” in Quidel Corporation’s Annual Report on Form 10-K which accompanies this Proxy Statement, and in the periodic reports that Quidel Corporation files with the SEC on Form 10-Q and Form 8-K.

OTHER BUSINESS

We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

San Diego, California

April 5, 2013

Stockholders are urged to specify their choices on, date, sign and return the enclosed proxy card in the accompanying prepaid, return envelope. Prompt response is helpful and your cooperation greatly appreciated.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL #g
NAME

THE COMPANY NAME INC. - COMMON

THE COMPANY NAME INC. - CLASS A

THE COMPANY NAME INC. - CLASS B

THE COMPANY NAME INC. - CLASS C

THE COMPANY NAME INC. - CLASS D

THE COMPANY NAME INC. - CLASS E

THE COMPANY NAME INC. - CLASS F

THE COMPANY NAME INC. - 401 K

	SHARES	123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	PAGE 1 OF 2

KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors		☐	☐	☐
Nominees
01	Thomas D. Brown 02 Douglas C. Bryant 03 Kenneth F. Buechler 04 Rod F. Dammeyer 05 Mary Lake Polan
06	Mark A. Pulido 07 Jack W. Schuler
The Board of Directors recommends you vote FOR proposals 2 and 3.							For	Against	Abstain
2	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2013;						☐	☐	☐
3	To approve the compensation of the Company’s named executive officers.						☐	☐	☐

NOTE: To transact such other business as may properly be presented at the Annual Meeting or any adjournments or postponements thereof. Unless otherwise specified, this proxy will be voted FOR the election of each nominee for director listed on this proxy card in proposal 1; FOR proposals 2 and 3; and in the discretion of the proxy holders on all other business that comes before the meeting.

For address change/comments, mark here. (see reverse for instructions)			☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

				JOB #			SHARES CUSIP # SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

0000171209_1    R1.0.0.51160

02    0000000000

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 10-K Wrap is/are available at www.proxyvote.com.

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QUIDEL CORPORATION Annual Meeting of Stockholders to be held on May 14, 2013 This proxy is solicited by the Board of Directors

The undersigned, a Stockholder of QUIDEL CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, the Annual Report to Stockholders and the accompanying Proxy Statement for the Annual Meeting to be held on Tuesday, May 14, 2013, at 8:30 a.m., local time, at the San Diego Marriott Del Mar, 11966 El Camino Real, San Diego, California, 92130, and, revoking any proxy previously given, hereby appoints Douglas C. Bryant and Randall J. Steward, and each of them individually, proxies and attorneys-in-fact, each with full power of substitution and revocation, and each with all power that the undersigned would possess if personally present, to vote QUIDEL CORPORATION Common Stock held by the undersigned at such meeting and any postponements or adjournments of such meeting, as set forth on the reverse, and in their discretion upon any other business that may properly come before the meeting.

 Address changes/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE

0000171209_2    R1.0.0.51160